As filed with the Securities and Exchange Commission on May 22, 2012

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

JEFFERIES GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	95-4719745
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

520 Madison Avenue

New York, New York 10022

(212) 284-2550

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Michael J. Sharp

Jefferies Group, Inc.

520 Madison Avenue

New York, New York 10022

(212) 284-2550

(212) 284-2280 fax

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copy to:

Stephen P. Farrell

Morgan, Lewis & Bockius LLP

101 Park Avenue

New York, New York 10178

(212) 309-6000

(212) 309-6001 fax

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement, as determined by market conditions.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered/ Proposed maximum offering price per unit/ Proposed maximum aggregate offering price/Amount of registration fee (1)(2)
Debt Securities
Convertible Debt Securities
Warrants (3)
Preferred Stock
Depositary Shares (4)
Purchase Contracts
Units (5)
Common Stock

(1)	An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may be sold from time to time at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares. In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of all of the registration fee. In connection with the securities offered hereby, the Registrant will pay “pay-as-you-go” registration fees in accordance with Rule 456(b).

(2)	This Registration Statement also relates to offers and sales of Debt Securities, Convertible Debt Securities, Warrants, Preferred Stock, Depositary Shares, Purchase Contracts, Units and Common Stock (collectively, “Securities”) in connection with market-making transactions by and through affiliates of the registrant (subject, with respect to Preferred Stock, Depositary Shares and Common Stock, to obtaining any necessary approval of the New York Stock Exchange LLC in connection with market-making transactions by and through Jefferies & Company, Inc.). These Securities consist of an indeterminate amount of the Securities that are initially being registered, and will initially be offered and sold, under this Registration Statement and an indeterminate amount of the Securities that were initially registered, and were initially offered and sold, under registration statements previously filed by the registrants. All such market-making reoffers and resales of these Securities that are made pursuant to a registration statement after the effectiveness of this Registration Statement are being made solely pursuant to this Registration Statement.

(3)	Warrants may be issued together in units with any purchase contracts, debt securities issued by us, debt obligations or other securities of an entity affiliated or not affiliated with us or other property. Warrants may entitle the holder (A) to purchase debt securities registered hereby, (B) to receive cash determined by reference to an index or indices, (C) to receive cash determined by reference to currencies, (D) to receive cash determined by reference or interest rates, or (E)(i) to purchase or sell securities of an entity other than the Registrant, a basket of such securities or commodities, or (ii) to receive cash determined by reference to any other financial, economic or other measure or instrument including the occurrence or non-occurrence of any other event or circumstance, or any combination of the above.

(4)	Each depositary share will be issued under a deposit agreement, will represent an interest in a fractional share or multiple shares of preferred stock and will be evidenced by a depositary receipt.

(5)	Each unit will be issued under a unit agreement or indenture and will represent an interest in one or more debt securities, warrants, purchase contracts, shares of preferred stock and depositary shares, as well as debt or equity securities of third parties, in any combination, which may or may not be separable from one another.

PROSPECTUS

JEFFERIES GROUP, INC.

Debt Securities

Convertible Debt Securities

Warrants

Preferred Stock

Depositary Shares

Purchase Contracts

Units

Common Stock

The securities may be offered in one or more series, in amounts, at prices and on terms to be determined at the time of the offering.

We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the accompanying prospectus supplement carefully before you invest.

Investing in the securities involves risks. See the “Risk Factors” section on page 5, as well as in our latest Annual Report on Form 10-K filed with the Securities and Exchange Commission, which we refer to as the “SEC,” and any updates to those risk factors or new risk factors contained in our subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC, all of which we incorporate by reference herein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

Jefferies Group, Inc. may use this prospectus in the initial sale of these securities. In addition, Jefferies & Company, Inc. or any other affiliate of Jefferies Group, Inc. may use this prospectus in a market-making transaction in any of these securities after its initial sale. UNLESS JEFFERIES GROUP, INC. OR ITS AGENT INFORMS THE PURCHASER OTHERWISE IN THE CONFIRMATION OF SALE, THIS PROSPECTUS IS BEING USED IN A MARKET-MAKING TRANSACTION.

This prospectus is dated May 22, 2012

EXPLANATORY NOTE

The prospectus contained herein relates to all of the following:

•	the initial offering of debt securities, convertible debt securities, warrants, preferred stock, depositary shares, purchase contracts, units and common stock issuable by Jefferies Group, Inc.;

•	the offering of such securities by the holders thereof; and

•

market-making transactions from time to time in (1) the securities described above after they are initially offered and sold and (2) the securities of one or more of the same classes that were initially registered under registration statements previously filed by the registrant and that were initially offered and sold prior to the date of the prospectus contained herein (but are now registered hereunder with respect to ongoing market-making transactions).

When the prospectus is delivered to an investor in an initial or a secondary offering described above, the investor will be informed of that fact in the confirmation of sale or in a prospectus supplement. When the prospectus is delivered to an investor who is not so informed, it is delivered in a market-making transaction.

To the extent required, the information in the prospectus, including financial information, will be updated at the time of each offering. Upon each such offering, a prospectus supplement to the base prospectus will be filed.

You should rely only on the information provided in this prospectus and any applicable prospectus supplement, as well as the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, any applicable prospectus supplement or any documents incorporated by reference is accurate as of any date other than the date of the applicable document.

Summary

This summary highlights information contained elsewhere in this prospectus or incorporated by reference into this prospectus as further described below under “Incorporation of Certain Information by Reference”. This summary does not contain all the information that you should consider before investing in the securities being offered by this prospectus. You should carefully read the entire prospectus, any applicable prospectus supplement and the documents incorporated by reference into this prospectus and any applicable prospectus supplement.

We may offer any of the following securities from time to time:

•	debt securities;

•	convertible debt securities;

•	warrants;

•	preferred stock;

•	depositary shares;

•	purchase contracts;

•

units, comprised of one or more debt securities, warrants, shares of preferred stock, depositary shares, purchase contracts, or shares of common stock described in this prospectus, as well as debt or equity securities of third parties, in any combination; and

•	common stock.

When we use the term “security” or “securities” in this prospectus, we mean any of the securities we may offer with this prospectus, unless we say otherwise. This prospectus, including the following summary, describes the general terms that may apply to the securities; the specific terms of any particular securities that we may offer will be described in the applicable prospectus supplement to this prospectus and may differ from the general terms described herein.

Debt Securities

The debt securities will be our unsecured obligations and will be either senior or subordinated debt. The particular terms of a series of debt securities we offer will be described in more detail in the accompanying prospectus supplement. The prospectus supplement for any offered series of debt securities will describe the applicable terms of the series, including: the title; whether the debt is senior or subordinated; the total principal amount offered; the offering price and, if applicable, the method of determining the price; the maturity date or dates; whether the debt securities are fixed rate debt securities or floating rate debt securities; if the debt securities are fixed rate debt securities, the yearly rate at which the debt security will bear interest, if any, and the interest payment dates; if the debt security is an original issue discount debt security, the yield to maturity; if the debt securities are floating rate debt securities, the interest rate basis; the terms and conditions on which the debt securities may be redeemed at the option of Jefferies; any obligation of Jefferies to redeem, purchase or repay the debt securities at the option of a holder upon the happening of any event and the terms and conditions of redemption, purchase or repayment; and any other specific terms of the debt securities. We will issue the senior and subordinated debt securities under separate debt indentures (as described in “Description of Securities We May Offer—Debt Securities”), each between us and The Bank of New York Mellon, as trustee.

Convertible Debt Securities

The convertible debt securities offered by this prospectus will be our unsecured senior debt obligations and will be convertible into shares of our common stock. We will issue convertible debt securities under an indenture. The terms of the indenture are substantially the same as the senior debt indenture discussed below under “Description of Securities We May Offer—Debt Securities” except for: the inclusion of provisions with respect to the conversion of securities; the omission of provisions comparable to those described above under “Description of Securities We May Offer—Debt Securities – Defeasance” and the omission of provisions comparable to those described above under “Description of Securities We May Offer—Debt Securities- Covenants – Limitations on Liens” and “– Limitations on Transactions with Affiliates.”

Unless otherwise provided for a particular issuance in an accompanying prospectus supplement, the trustee under the indenture (convertible securities) will be The Bank of New York Mellon. The prospectus supplement for any offered series of convertible debt securities will describe all material terms of the series.

Warrants

We may issue warrants for the purchase of either debt or equity securities, as well as warrants for the purchase or sale of, or whose cash value is determined by reference to the performance, level or value of, one or more of the following: securities of one or more issuers, including those issued by us and described in this prospectus or debt or equity securities issued by third parties; a currency or currencies; a commodity or commodities; and other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstances, or one or more indices or baskets of these items.

The prospectus supplement will contain the specific terms of the warrants and any warrant agreement, including whether the warrants will be settled by delivery of the underlying securities or other property or in cash.

Preferred Stock and Depositary Shares

We may offer our preferred stock in one or more series. The particular terms of any series of preferred stock we offer will be described in more detail in the prospectus supplement prepared for such series, which terms will include the number of shares to be included in the series; the designation, powers, preferences and rights of the shares of the series; and the qualifications, limitations or restrictions of such series, except as otherwise stated in the certificate of incorporation.

We may also offer depositary shares, each of which would represent a fraction or a multiple of a share of a particular series of preferred stock. We will deposit the shares of any series of preferred stock represented by depositary shares under a deposit agreement between us and a bank or trust company selected by us having its principal office in the United States and having a combined capital and surplus of at least $50,000,000, as preferred stock depositary. Each owner of a depositary share will be entitled to all the rights and preferences of the underlying preferred stock, including dividend, voting, redemption, conversion and liquidation rights, in proportion to the applicable fraction or multiple of a share of preferred stock represented by such depositary share.

Purchase Contracts

We may issue purchase contracts requiring the holders to purchase or sell:

•

securities issued by us, by an entity affiliated or not affiliated with us, a basket of those securities, an index or indices of those securities or any combination of the foregoing as specified in the applicable prospectus supplement;

•	currencies;

•	commodities;

•	any other property; or

•	any combination of the above.

In a prospectus supplement, we will describe the specific terms of the purchase contracts, including whether we will satisfy our obligations, if any, or you will satisfy your obligations, if any, under any purchase contracts by delivering the underlying securities, currencies, commodities or other property or their cash value.

Units

As specified in the applicable prospectus supplement, we may issue units consisting of one or more purchase contracts, warrants, debt securities, depositary shares, preferred shares, common shares or any combination of such securities. The applicable prospectus supplement will describe:

•

the terms of the units and of the purchase contracts, warrants, debt securities, depositary shares, preferred shares and common shares comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units; and

•	a description of the provisions for the payment, settlement, transfer or exchange or the units.

Common Stock

We may offer shares of our common stock, par value $0.0001 per share. In a prospectus supplement, we will describe the aggregate number of shares offered, the offering price or prices of the shares and any underwriting discounts or commissions.

Form of Securities

We will issue the securities in book-entry form through one or more depositaries, such as The Depository Trust Company, Euroclear or Clearstream, named in the applicable prospectus supplement. Each sale of a security in book-entry form will settle in immediately available funds through the applicable depositary, unless otherwise stated. We will issue the securities only in registered form, without coupons, although we may issue the securities in bearer form if so specified in the applicable prospectus supplement.

Payment Currencies

Amounts payable in respect of the securities, including the original issue price, will be payable in U.S. dollars, unless specified otherwise in the applicable prospectus supplement.

Listing

Our common stock is listed on the New York Stock Exchange. If any other securities are to be listed or quoted on a securities exchange or quotation system, the information will be set forth in the applicable prospectus supplement.

Use of Proceeds

Unless otherwise set forth in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities we offer by this prospectus for general corporate purposes, which may include, among other things, additions to working capital; the redemption or repurchase of outstanding equity and debt securities; the repayment of indebtedness; and/or the expansion of our business through internal growth or acquisitions.

Market-Making by Our Affiliates

Following the initial distribution of an offering of securities, Jefferies & Company, Inc., Jefferies International Limited and other affiliates of ours may offer and sell those securities (which may include securities registered under previous registration statements) in the course of their businesses as broker dealers, subject, in the case of common stock, preferred stock and depositary shares, to obtaining any necessary approval of the

New York Stock Exchange for any of these offers and sales our United States affiliates may make. Jefferies & Company, Inc., Jefferies International Limited and other affiliates of ours may act as a principal or agent in these transactions. This prospectus and the applicable prospectus supplement will also be used in connection with those transactions. Sales in any of those transactions will be made at varying prices related to prevailing market prices and other circumstances at the time of sale.

Conflicts of Interest

Jefferies & Company, Inc., our broker-dealer subsidiary, is a member of the Financial Industry Regulatory Authority, Inc. (FINRA) and may participate in distributions of the offered securities. Accordingly, offerings of offered securities in which Jefferies & Company, Inc. participates will conform to the requirements set forth in FINRA Rule 5121. Furthermore, any underwriters offering the offered securities will not confirm sales to any accounts over which they exercise discretionary authority without the prior approval of the customer.

Risk Factors

For a discussion of risk factors affecting Jefferies Group, Inc. and its business, see the “Risk Factors” section in our latest Annual Report on Form 10-K filed with the SEC and any updates to those risk factors or new risk factors contained in our subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC, all of which we incorporate by reference herein.

Additional risks specific to a particular offering will be detailed in the applicable prospectus supplements.

Where You Can Find More Information

As required by the Securities Act of 1933, as amended, we filed a registration statement relating to the securities offered by this prospectus with the Securities and Exchange Commission. This prospectus is a part of that registration statement, which includes additional information.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. These SEC filings are also available to the public from the SEC’s web site at http://www.sec.gov.

Incorporation of Certain Information by Reference

The SEC allows us to incorporate by reference the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that we file later with the SEC will automatically update information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the prospectus supplement. You should not assume that the information in any document incorporated by reference into this prospectus and into any accompanying prospectus supplement is current as of any date other than the date of that document.

We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended:

•	Annual Report on Form 10-K for the year ended November 30, 2011, filed on January 27, 2012;

•	Quarterly Report on Form 10-Q for the quarter ended February 29, 2012, filed on April 5, 2012;

•	Current Reports on Form 8-K filed on April 24, 2012 and May 10, 2012;

•

The description of our common stock contained in the Registration Statement on Form 10 filed on April 20, 1999 and any further amendment or report filed thereafter for the purpose of updating such description; and

•

Solely with regard to the securities covered by this prospectus that were initially offered and sold under previously filed registration statements of Jefferies Group, Inc. and that from time to time may be reoffered and resold in market-making transactions under this prospectus, the information in the prospectus supplements relating to those securities that were previously filed by Jefferies Group, Inc. in connection with its initial offer and sale (except to the extent that any such information has been modified or superseded by other information included or incorporated by reference in this prospectus).

All documents we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the later of the completion of the offering of the securities described in this prospectus and the date our affiliates stop offering securities pursuant to this prospectus shall be incorporated by reference in this prospectus from the date of filing of such documents.

You may obtain copies of these documents, at no cost to you, from our Internet website (www.jefferies.com), or by writing or telephoning us at the following address:

Investor Relations

Jefferies Group, Inc.

520 Madison Avenue

New York, New York 10022

(212) 284-2550

Jefferies Group, Inc.

Jefferies Group, Inc. (“Jefferies”, “we”, “us” or “our”) and its subsidiaries operate as a global full service, integrated securities and investment banking firm. Our principal operating subsidiary, Jefferies & Company, Inc., was founded in the U.S. in 1962 and our first international operating subsidiary, Jefferies International Limited, was established in the U.K. in 1986. On July 1, 2011, we acquired the Bache Global Commodities Group from Prudential Financial, Inc. and we now operate a full service futures commission merchant through Jefferies Bache, LLC in the U.S. and a global commodities and financial derivatives broker through Jefferies Bache Limited in the U.K. Since 2000, we have grown considerably and become increasingly diversified, increasing our market share and the breadth of our business. Our growth has been achieved through the ongoing addition of talented personnel in targeted areas, as well as the acquisition of complementary businesses.

Our global headquarters and executive offices are located at 520 Madison Avenue, New York, New York 10022. We also have regional headquarters offices in London and Hong Kong. Our primary telephone number is (212) 284-2550 and our Internet address is jefferies.com.

Description of Securities We May Offer

Debt Securities

Please note that in this section entitled Debt Securities, references to Jefferies, we, us, ours or our refer only to Jefferies Group, Inc. and not to its consolidated subsidiaries. Also, in this section, references to holders mean those who own debt securities registered in their own names, on the books that Jefferies or the trustee maintains for this purpose, and not those who own beneficial interests in debt securities registered in street name or in debt securities issued in book-entry form through one or more depositaries. Owners of beneficial interests in the debt securities should read the section below entitled “Book-Entry Procedures and Settlement”.

General

The debt securities offered by this prospectus will be our unsecured obligations and will be either senior or subordinated debt. We will issue senior debt under a senior debt indenture, and we will issue subordinated debt under a subordinated debt indenture. We sometimes refer to the senior debt indenture and the subordinated debt indenture individually as an indenture and collectively as the indentures. The indentures have been filed with the SEC and are exhibits to the registration statement of which this prospectus forms a part. You can obtain copies of the indentures by following the directions outlined in “Where You Can Find More Information”, or by contacting the applicable indenture trustee.

A form of each debt security, reflecting the particular terms and provisions of a series of offered debt securities, has been filed with the SEC or will be filed with the SEC at the time of the offering as exhibits to the registration statement of which this prospectus forms a part.

The following briefly summarizes the material provisions of the indentures and the debt securities, other than pricing and related terms disclosed for a particular issuance in an accompanying prospectus supplement. You should read the more detailed provisions of the applicable indenture, including the defined terms, for provisions that may be important to you. You should also read the particular terms of a series of debt securities, which will be described in more detail in an accompanying prospectus supplement. So that you may easily locate the more detailed provisions, the numbers in parentheses below refer to sections in the applicable indenture or, if no indenture is specified, to sections in each of the indentures. Wherever particular sections or defined terms of the applicable indenture are referred to, such sections or defined terms are incorporated into this prospectus by reference, and the statement in this prospectus is qualified by that reference.

Unless otherwise provided for a particular issuance in an accompanying prospectus supplement, the trustee under each of the senior debt indenture and the subordinated debt indenture will be The Bank of New York Mellon.

The indentures provide that our unsecured senior or subordinated debt securities may be issued in one or more series, with different terms, in each case as we authorize from time to time. The provisions of each indenture allow us not only to issue debt securities with terms different from those of debt securities previously issued under that indenture, but also to “reopen” previously issued debt securities and issue additional debt securities as the same series, with the same CUSIP number, stated maturity, interest payment dates, if any, and other terms, except for the date of issuance and issue price.

Types of Debt Securities

We may issue fixed or floating rate debt securities.

Fixed rate debt securities will bear interest at a fixed rate described in the prospectus supplement. This type includes zero coupon debt securities, which bear no interest and are often issued at a price lower than the principal amount. Material federal income tax consequences and other special considerations applicable to any debt securities issued at a discount will be described in the applicable prospectus supplement.

Upon the request of the holder of any floating rate debt security, the calculation agent will provide the interest rate then in effect for that debt security, and, if determined, the interest rate that will become effective on the next interest reset date. The calculation agent’s determination of any interest rate, and its calculation of the amount of interest for any interest period, will be final and binding in the absence of manifest error.

All percentages resulting from any interest rate calculation relating to a debt security will be rounded upward or downward, as appropriate, to the next higher or lower one hundred-thousandth of a percentage point. All amounts used in or resulting from any calculation relating to a debt security will be rounded upward or downward, as appropriate, to the nearest cent, in the case of U.S. dollars, or to the nearest corresponding hundredth of a unit, in the case of a currency other than U.S. dollars, with one-half cent or one-half of a corresponding hundredth of a unit or more being rounded upward.

In determining the base rate that applies to a floating rate debt security during a particular interest period, the calculation agent may obtain rate quotes from various banks or dealers active in the relevant market, as described in the prospectus supplement. Those reference banks and dealers may include the calculation agent itself and its affiliates, as well as any underwriter, dealer or agent participating in the distribution of the relevant floating rate debt securities and its affiliates, and they may include affiliates of Jefferies.

Information in the Prospectus Supplement

The prospectus supplement for any offered series of debt securities will describe the following terms, as applicable:

•	the title;

•	whether the debt is senior or subordinated;

•	the total principal amount offered;

•	the percentage of the principal amount at which the debt securities will be sold and, if applicable, the method of determining the price;

•	the maturity date or dates;

•	whether the debt securities are fixed rate debt securities or floating rate debt securities;

•	if the debt securities are fixed rate debt securities, the yearly rate at which the debt security will bear interest, if any, and the interest payment dates;

•	if the debt security is an original issue discount debt security, the yield to maturity;

•

if the debt securities are floating rate debt securities, the interest rate basis; any applicable index currency or maturity, spread or spread multiplier or initial, maximum or minimum rate; the interest reset, determination, calculation and payment dates; and the day count used to calculate interest payments for any period;

•	the date or dates from which any interest will accrue, or how such date or dates will be determined, and the interest payment dates and any related record dates;

•	if other than in U.S. Dollars, the currency or currency unit in which payment will be made;

•	any provisions for the payment of additional amounts for taxes;

•	the denominations in which the currency or currency unit of the securities will be issuable if other than denominations of $1,000 and integral multiples thereof;

•	the terms and conditions on which the debt securities may be redeemed at the option of Jefferies;

•

any obligation of Jefferies to redeem, purchase or repay the debt securities at the option of a holder upon the happening of any event and the terms and conditions of redemption, purchase or repayment;

•	the names and duties of any co-trustees, depositaries, authenticating agents, calculation agents, paying agents, transfer agents or registrars for the debt securities;

•	any material provisions of the applicable indenture described in this prospectus that do not apply to the debt securities; and

•	any other specific terms of the debt securities.

We will issue the debt securities only in registered form. As currently anticipated, debt securities of a series will trade in book-entry form, and global notes will be issued in physical (paper) form, as described below under “Book-Entry Procedures and Settlement”. Unless otherwise provided in the accompanying prospectus supplement, we will issue debt securities denominated in U.S. Dollars and only in denominations of $1,000 and integral multiples thereof.

The prospectus supplement relating to offered securities denominated in a foreign or composite currency will specify the denomination of the offered securities.

The debt securities may be presented for exchange, and debt securities other than a global security may be presented for registration of transfer, at the principal corporate trust office of The Bank of New York Mellon in New York City. Holders will not have to pay any service charge for any registration of transfer or exchange of debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with such registration of transfer (Section 3.05).

Market-Making Transactions. If you purchase your debt security — or any of our other securities we describe in this prospectus — in a market-making transaction, you will receive information about the price you pay and your trade and settlement dates in a separate confirmation of sale. A market-making transaction is one in which Jefferies & Company, Inc. or one of our affiliates resells a security that it has previously acquired from another holder. A market-making transaction in a particular security occurs after the original issuance and sale of the security.

Payment and Paying Agents

Distributions on the debt securities other than those represented by global notes will be made in the designated currency against surrender of the debt securities at the principal corporate trust office of The Bank of New York Mellon in New York City. Payment will be made to the registered holder at the close of business on the record date for such payment. Interest payments will be made at the principal corporate trust office of The Bank of New York Mellon in New York City, or by a check mailed to the holder at his registered address. Payments in any other manner will be specified in the prospectus supplement.

Calculation Agents

Calculations relating to floating rate debt securities and indexed debt securities will be made by the calculation agent, an institution that we appoint as our agent for this purpose. We may appoint one of our affiliates as calculation agent. We may appoint a different institution to serve as calculation agent from time to time after the original issue date of the debt security without your consent and without notifying you of the change. The initial calculation agent will be identified in the prospectus supplement.

Senior Debt

We will issue senior debt securities under the senior debt indenture. Senior debt will rank on an equal basis with all our other unsecured debt except subordinated debt.

Subordinated Debt

We will issue subordinated debt securities under the subordinated debt indenture. Subordinated debt will rank subordinated and junior in right of payment, to the extent set forth in the subordinated debt indenture, to all our senior debt.

If we default in the payment of any principal of, or premium, if any, or interest on any senior debt when it becomes due and payable after any applicable grace period, then, unless and until the default is cured or waived or ceases to exist, we cannot make a payment on account of or redeem or otherwise acquire the subordinated debt securities.

If there is any insolvency, bankruptcy, liquidation or other similar proceeding relating to us or our property, then all senior debt must be paid in full before any payment may be made to any holders of subordinated debt securities.

Furthermore, if we default in the payment of the principal of and accrued interest on any subordinated debt securities that is declared due and payable upon an event of default under the subordinated debt indenture, holders of all our senior debt will first be entitled to receive payment in full in cash before holders of such subordinated debt can receive any payments.

Senior debt means:

•

the principal, premium, if any, and interest in respect of indebtedness of Jefferies for money borrowed and indebtedness evidenced by securities, notes, debentures, bonds or other similar instruments issued by us, including the senior debt securities;

•	all capitalized lease obligations;

•	all obligations representing the deferred purchase price of property; and

•	all deferrals, renewals, extensions and refundings of obligations of the type referred to above;

•	but senior debt does not include:

•	subordinated debt securities;

•	any indebtedness that by its terms is subordinated to, or ranks on an equal basis with, subordinated debt securities; and

•	indebtedness that is subordinated to a senior debt obligation of ours specified above.

The effect of this last provision is that we may not issue, assume or guarantee any indebtedness for money borrowed which is junior to the senior debt securities and senior to the subordinated debt securities.

Covenants

Limitations on Liens. The senior indenture provides that we will not, and will not permit any designated subsidiary to, incur, issue, assume or guarantee any indebtedness for money borrowed if such indebtedness is secured by a pledge of, lien on, or security interest in any shares of common stock of any designated subsidiary, without providing that each series of senior debt securities and, at our option, any other indebtedness ranking equally and ratably with such indebtedness, is secured equally and ratably with (or prior to) such other secured indebtedness (Section 10.08).

Limitations on Transactions with Affiliates. The senior indenture provides that we will not, and will not permit any subsidiary to, sell, lease, transfer or otherwise dispose of any of our or its properties or assets to, or purchase any property or asset from, or enter into any transaction, contract, agreement, understanding, loan, advance or guaranty with, or for the benefit of, any affiliate of ours unless:

•	the transaction with the affiliate is made on terms no less favorable to us or the subsidiary than those that would have been obtained in a comparable transaction with an unrelated person; and

•

in the case of any affiliate transaction involving consideration in excess of $25 million in any fiscal year, we deliver to the trustee a certificate to the effect that our board of directors has determined that the transaction complies with the requirements described in the above bullet point and that the transaction has been approved by a majority of the disinterested members of our board of directors.

This covenant will not apply to any employment agreement entered into in the ordinary course of business and consistent with past practices, to any transaction between or among us and our subsidiaries or to transactions entered into prior to the date the notes are issued (Section 10.09).

Limitations on Mergers and Sales of Assets. The indentures provide that we will not merge or consolidate or transfer or lease our assets substantially as an entirety, and another person may not transfer or lease its assets substantially as an entirety to us, unless:

•

either (1) we are the continuing corporation, or (2) the successor corporation, if other than us, is a U.S. corporation and expressly assumes by supplemental indenture the obligations evidenced by the securities issued pursuant to the indenture; and

•	immediately after the transaction, there would not be any default in the performance of any covenant or condition of the indenture (Section 8.01).

Other than the restrictions described above, the indentures do not contain any covenants or provisions that would protect holders of the debt securities in the event of a highly leveraged transaction.

Modification of the Indentures

Under the indentures, we and the relevant trustee can enter into supplemental indentures to establish the form and terms of any new series of debt securities without obtaining the consent of any holder of debt securities (Section 9.01).

We and the trustee may, with the consent of the holders of at least a majority in aggregate principal amount of the debt securities of a series, modify the applicable indenture or the rights of the holders of the securities of such series.

No such modification may, without the consent of each holder of an affected security:

•	extend the fixed maturity of any such securities;

•	reduce the rate or change the time of payment of interest on such securities;

•	reduce the principal amount of such securities or the premium, if any, on such securities;

•	change any obligation of ours to pay additional amounts;

•	reduce the amount of the principal payable on acceleration of any securities issued originally at a discount;

•	adversely affect the right of repayment or repurchase at the option of the holder;

•	reduce or postpone any sinking fund or similar provision;

•	change the currency or currency unit in which any such securities are payable or the right of selection thereof;

•	impair the right to sue for the enforcement of any such payment on or after the maturity of such securities;

•	reduce the percentage of securities referred to above whose holders need to consent to the modification or a waiver without the consent of such holders; or

•	change any obligation of ours to maintain an office or agency (Section 9.02).

Defaults

Each indenture provides that events of default regarding any series of debt securities will be:

•	our failure to pay required interest on any debt security of such series for 30 days;

•	our failure to pay principal or premium, if any, on any debt security of such series when due;

•	our failure to make any required scheduled installment payment for 30 days on debt securities of such series;

•

our failure to perform for 90 days after notice any other covenant in the relevant indenture other than a covenant included in the relevant indenture solely for the benefit of a series of debt securities other than such series;

•	our failure to pay beyond any applicable grace period, or the acceleration of, indebtedness in excess of $10,000,000; and

•	certain events of bankruptcy or insolvency, whether voluntary or not (Section 5.01).

If an event of default regarding debt securities of any series issued under the indentures should occur and be continuing, either the trustee or the holders of 25% in the principal amount of outstanding debt securities of such series may declare each debt security of that series due and payable (Section 5.02). We are required to file annually with the trustee a statement of an officer as to the fulfillment by us of our obligations under the indenture during the preceding year (Section 10.06).

No event of default regarding one series of debt securities issued under an indenture is necessarily an event of default regarding any other series of debt securities.

Holders of a majority in principal amount of the outstanding debt securities of any series will be entitled to control certain actions of the trustee under the indentures and to waive past defaults regarding such series (Sections 5.12 and 5.13). The trustee generally cannot be required by any of the holders of debt securities to take any action, unless one or more of such holders shall have provided to the trustee reasonable security or indemnity satisfactory to the trustee (Section 6.02).

If an event of default occurs and is continuing regarding a series of debt securities, the trustee may use any sums that it holds under the relevant indenture for its own reasonable compensation and expenses incurred prior to paying the holders of debt securities of such series (Section 5.06).

Before any holder of any series of debt securities may institute action for any remedy, except payment on such holder’s debt security when due, the holders of not less than 25% in principal amount of the debt securities of that series outstanding must request the trustee to take action. Holders must also offer and give reasonable indemnity satisfactory to the trustee against liabilities incurred by the trustee for taking such action (Sections 5.07 and 5.08).

Defeasance

Except as may otherwise be set forth in an accompanying prospectus supplement, after we have deposited with the trustee, cash or government securities, in trust for the benefit of the holders sufficient to pay the principal of, premium, if any, and interest on the debt securities of such series when due, and satisfied certain other conditions, including receipt of an opinion of counsel that holders will not recognize taxable gain or loss for federal income tax purposes, then:

•	we will be deemed to have paid and satisfied our obligations on all outstanding debt securities of such series, which is known as defeasance and discharge (Section 14.02); or

•

we will cease to be under any obligation, other than to pay when due the principal of, premium, if any, and interest on such debt securities, relating to the debt securities of such series, which is known as covenant defeasance (Section 14.03).

When there is a defeasance and discharge, the applicable indenture will no longer govern the debt securities of such series, we will no longer be liable for payments required by the terms of the debt securities of such series and the holders of such debt securities will be entitled only to the deposited funds. When there is a covenant defeasance, however, we will continue to be obligated to make payments when due if the deposited funds are not sufficient.

Payment of Additional Amounts

If so noted in the applicable prospectus supplement for a particular issuance, we will pay to the holder of any debt security who is a United States alien holder (as defined below) such additional amounts as may be necessary so that every net payment of principal of and interest on the debt security, after deduction or withholding for or on account of any present or future tax, assessment or other governmental charge imposed upon or as a result of such payment by the United States or any taxing authority thereof or therein, will not be less than the amount provided in such debt security to be then due and payable. We will not be required, however, to make any payment of additional amounts for or on account of:

•

any tax, assessment or other governmental charge that would not have been imposed but for the existence of any present or former connection between such holder (or between a fiduciary, settlor, beneficiary of, member or shareholder of, or possessor of a power over, such holder, if such holder is an estate, trust, partnership or corporation) and the United States, including, without limitation, such holder (or such fiduciary, settlor, beneficiary, member, shareholder or possessor), being or having been a citizen or resident or treated as a resident of the United States or being or having been engaged in trade or business or present in the United States or having or having had a permanent establishment in the United States;

•

any tax, assessment or other governmental charge that would not have been imposed but for the presentation by the holder of the debt security for payment on a date more than 10 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

•	any estate, inheritance, gift, sales, transfer, excise, personal property or similar tax, assessment or other governmental charge;

•

any tax, assessment or other governmental charge imposed by reason of such holder’s past or present status as a passive foreign investment company, a controlled foreign corporation, a personal holding company or foreign personal holding company with respect to the United States, or as a corporation which accumulates earnings to avoid United States federal income tax;

•	any tax, assessment or other governmental charge which is payable otherwise than by withholding from payment of principal of, or interest on, such debt security;

•

any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment of principal of, or interest on, any debt security if such payment can be made without withholding by any other paying agent;

•

any tax, assessment or other governmental charge that is imposed by reason of a holder’s present or former status as (i) the actual or constructive owner of 10% or more of the total combined voting power of our stock, as determined for purposed of Section 871(h)(3)(B) of the Internal Revenue Code of 1986, as amended (the “Code”), (or any successor provision) or (ii) a controlled foreign corporation that is related to us, as determined for purposes of Section 881(c)(3)(C) of the Code (or any successor provision);

•

any tax, assessment or other governmental charge imposed on interest received by (1) a 10% shareholder of ours (as defined in Section 871(h)(3)(B) of the Internal Revenue Code of 1986, as amended and the regulations that may be promulgated thereunder), or (2) a controlled foreign corporation with respect to us within the meaning of the Code;

•

any tax, assessment or other governmental charge (i) in the nature of a backup withholding tax, (ii) as a result of the failure to comply with information reporting requirements or (iii) imposed under the Hiring Incentives to Restore Employment Act of 2010 or any substantially similar successor legislation; or

•	any combinations of items identified in the bullet points above.

In addition, we will not be required to pay any additional amounts to any holder who is a fiduciary or partnership or other than the sole beneficial owner of such debt security to the extent that a beneficiary or settlor with respect to such fiduciary, or a member of such partnership or a beneficial owner thereof would not have been entitled to the payment of such additional amounts had such beneficiary, settlor, member or beneficial owner been the holder of the debt security.

The term United States alien holder means any corporation, partnership, individual or fiduciary that is, for United States federal income tax purposes, a foreign corporation, a nonresident alien individual, a nonresident fiduciary of a foreign estate or trust, or a foreign partnership one or more of the members of which is, for United States federal income tax purpose, a foreign corporation, a nonresident alien individual or a nonresident fiduciary of a foreign estate or trust.

Redemption upon a Tax Event

If so noted in the applicable prospectus supplement for a particular issuance, we may redeem the debt securities in whole, but not in part, on not more than 60 days’ and not less than 30 days’ notice, at a redemption price equal to 100% of their principal amount, plus all accrued but unpaid interest through the redemption date if we determine that as a result of a change in tax law (as defined below):

•	we have or will become obligated to pay additional amounts as described under the heading “Payment of Additional Amounts”; or

•	there is a substantial possibility that we will be required to pay such additional amounts.

A change in tax law that would trigger the provisions of the preceding paragraph is any change in or amendment to the laws, treaties, regulations or rulings of the United States or any political subdivision or taxing authority thereof, or any proposed change in the laws, treaties, regulations or rulings, or any change in the official application, enforcement or interpretation of the laws, treaties, regulations or rulings (including a holding by a court of competent jurisdiction in the United States) or any other action (other than an action predicated on law generally known on or before the date of the applicable prospectus supplement for the particular issuance of debt securities to which this section applies except for proposals before the Congress prior to that date) taken by any taxing authority or a court of competent jurisdiction in the United States, or the official proposal of the action, whether or not the action or proposal was taken or made with respect to us.

Prior to the publication of any notice of redemption, we shall deliver to the Trustee an officers’ certificate stating that we are entitled to effect the aforementioned redemption and setting forth a statement of facts showing that the conditions precedent to our right to so redeem have occurred, and an opinion of counsel to such effect based on such statement of facts.

Governing Law

Unless otherwise stated in the prospectus supplement, the debt securities and the indentures will be governed by New York law.

Concerning the Trustee under the Indentures

We have and may continue to have banking and other business relationships with The Bank of New York Mellon, or any subsequent trustee, in the ordinary course of business.

Convertible Debt Securities

Please note that in this section entitled Convertible Debt Securities, references to Jefferies, we, us, ours or our refer only to Jefferies Group, Inc. and not to its consolidated subsidiaries. Also, in this section, references to holders mean those who own convertible debt securities registered in their own names, on the books that Jefferies or the trustee maintains for this purpose, and not those who own beneficial interests in convertible debt securities registered in street name or in convertible debt securities issued in book-entry form through one or more depositaries. Owners of beneficial interests in the convertible debt securities should read the section below entitled Book-Entry Procedures and Settlement.

The convertible debt securities offered by this prospectus will be our unsecured senior debt obligations and will be convertible into shares of our common stock. We will issue convertible debt securities under an indenture (convertible securities). The terms of the indenture (convertible securities) are substantially the same as the senior debt indenture described above under “– Debt Securities” except for: the inclusion of provisions with respect to the conversion of securities; the omission of provisions comparable to those described above under “– Debt Securities – Defeasance” and the omission of provisions comparable to those described above under “Debt Securities- Covenants – Limitations on Liens” and “– Limitations on Transactions with Affiliates.”

Unless otherwise provided for a particular issuance in an accompanying prospectus supplement, the trustee under the indenture (convertible securities) will be The Bank of New York Mellon. The prospectus supplement for any offered series of convertible debt securities will describe all material terms of the series.

Warrants

Please note that in this section entitled Warrants, references to Jefferies, we, us, ours or our refer only to Jefferies Group, Inc. and not to its consolidated subsidiaries. Also, in this section, references to holders mean those who own warrants registered in their own names, on the books that Jefferies or its agent maintains for this purpose, and not those who own beneficial interests in warrants registered in street name or in warrants issued in book-entry form through one or more depositaries. Owners of beneficial interests in the warrants should read the section below entitled “Book-Entry Procedures and Settlement”.

General

We may offer warrants separately or together with our debt or equity securities.

We may issue warrants in such amounts or in as many distinct series as we wish. This section summarizes terms of the warrants that apply generally to all series. The financial and other specific terms of your warrant and any warrant agreement will be described in the prospectus supplement. Those terms may vary from the terms described here.

The warrants of a series will be issued under a separate warrant agreement to be entered into between us and one or more banks or trust companies, as warrant agent, as set forth in the prospectus supplement. A form of each warrant agreement, including a form of warrant certificate representing each warrant, reflecting the particular terms and provisions of a series of offered warrants, will be filed with the SEC at the time of the offering and incorporated by reference in the registration statement of which this prospectus forms a part. You can obtain a copy of any form of warrant agreement when it has been filed by following the directions outlined in “Where You Can Find More Information” or by contacting the applicable warrant agent.

The following briefly summarizes the material provisions of the warrant agreements and the warrants. As you read this section, please remember that the specific terms of your warrant as described in the prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. You should read carefully the prospectus supplement and the more detailed provisions of the warrant agreement and the warrant certificate, including the defined terms, for provisions that may be important to you. If there are differences between the prospectus supplement and this prospectus, the prospectus supplement will control. Thus, the statements made in this section may not apply to your warrant.

Types of Warrants

We may issue debt warrants or equity warrants. A debt warrant is a warrant for the purchase of our debt securities on terms to be determined at the time of sale. An equity warrant is a warrant for the purchase or sale of our equity securities. We may also issue warrants for the purchase or sale of, or whose cash value is determined by reference to the performance, level or value of, one or more of the following: securities of one or more issuers, including those issued by us and described in this prospectus or debt or equity securities issued by third parties; a currency or currencies; a commodity or commodities; and other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstances, or one or more indices or baskets of these items.

Information in the Prospectus Supplement

The prospectus supplement will contain, where applicable, the following information about the warrants:

•	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

•	the currency or currency unit with which the warrants may be purchased and in which any payments due to or from the holder upon exercise must be made;

•

the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•	whether the exercise price may be paid in cash, by the exchange of warrants or other securities or both, and the method of exercising the warrants;

•	whether the warrants will be settled by delivery of the underlying securities or other property or in cash;

•

whether and under what circumstances we may cancel the warrants prior to their expiration date, in which case the holders will be entitled to receive only the applicable cancellation amount, which may be either a fixed amount or an amount that varies during the term of the warrants in accordance with a schedule or formula;

•

whether the warrants will be issued in global or non-global form, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any debt security or purchase contract included in that unit;

•	the identities of the warrant agent, any depositaries and any paying, transfer, calculation or other agents for the warrants;

•	any securities exchange or quotation system on which the warrants or any securities deliverable upon exercise of the warrants may be listed;

•

whether the warrants are to be sold separately or with other securities, as part of units or otherwise, and if the warrants are to be sold with the securities of another company or other companies, certain information regarding such company or companies; and

•	any other terms of the warrants.

If warrants are issued as part of a unit, the prospectus supplement will specify whether the warrants will be separable from the other securities in the unit before the warrants’ expiration date.

No holder of a warrant will, as such, have any rights of a holder of the debt securities, equity securities or other warrant property purchasable under or in the warrant, including any right to receive payment thereunder.

Our affiliates may resell our warrants in market-making transactions after their initial issuance. We discuss these transactions above under “Debt Securities — Information in the Prospectus Supplement — Market-Making Transactions.”

Additional Information in the Prospectus Supplement for Debt Warrants

In the case of debt warrants, the prospectus supplement will contain, where appropriate, the following additional information:

•	the designation, aggregate principal amount, currency and terms of the debt securities that may be purchased upon exercise of the debt warrants; and

•

the designation, terms and amount of debt securities, if any, to be issued together with each of the debt warrants and the date, if any, after which the debt warrants and debt securities will be separately transferable.

No Limit on Issuance of Warrants

The warrant agreements will not limit the number of warrants or other securities that we may issue.

Modifications

We and the relevant warrant agent may, without the consent of the holders, amend each warrant agreement and the terms of each issue of warrants, for the purpose of curing any ambiguity or of correcting or supplementing any defective or inconsistent provision, or in any other manner that we may deem necessary or desirable and that will not adversely affect the interests of the holders of the outstanding unexercised warrants in any material respect.

We and the relevant warrant agent also may, with the consent of the holders of at least a majority in number of the outstanding unexercised warrants affected, modify or amend the warrant agreement and the terms of the warrants.

No such modification or amendment may, without the consent of each holder of an affected warrant:

•	reduce the amount receivable upon exercise, cancellation or expiration;

•	shorten the period of time during which the warrants may be exercised;

•	otherwise materially and adversely affect the exercise rights of the beneficial owners of the warrants; or

•	reduce the percentage of outstanding warrants whose holders must consent to modification or amendment of the applicable warrant agreement or the terms of the warrants.

Merger and Similar Transactions Permitted; No Restrictive Covenants or Events of Default

The warrant agreements will not restrict our ability to merge or consolidate with, or sell our assets to, another firm or to engage in any other transactions. If at any time there is a merger or consolidation involving us or a sale or other disposition of all or substantially all of our assets, the successor or assuming company will be substituted for us, with the same effect as if it had been named in the warrant agreement and in the warrants. We will be relieved of any further obligation under the warrant agreement or warrants, and, in the event of any such merger, consolidation, sale or other disposition, we as the predecessor corporation may at any time thereafter be dissolved, wound up or liquidated.

The warrant agreements will not include any restrictions on our ability to put liens on our assets, including our interests in our subsidiaries, nor will they provide for any events of default or remedies upon the occurrence of any events of default.

Warrant Agreements Will Not Be Qualified under Trust Indenture Act

No warrant agreement will be qualified as an indenture, and no warrant agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of warrants issued under a warrant agreement will not have the protection of the Trust Indenture Act with respect to their warrants.

Enforceability of Rights by Beneficial Owner

Each warrant agent will act solely as our agent in connection with the issuance and exercise of the applicable warrants and will not assume any obligation or relationship of agency or trust for or with any registered holder of or owner of a beneficial interest in any warrant. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant certificate, including any duty or responsibility to initiate any proceedings at law or otherwise or to make any demand upon us.

Holders may, without the consent of the applicable warrant agent, enforce by appropriate legal action, on their own behalf, their right to exercise their warrants, to receive debt securities, in the case of debt warrants, and to receive payment, if any, for their warrants, in the case of universal warrants.

Governing Law

Unless otherwise stated in the prospectus supplement, the warrants and each warrant agreement will be governed by New York law.

Preferred Stock

As of the date of this prospectus, our authorized capital stock includes 10 million shares of preferred stock, 125,000 shares of which, designated as Series A convertible preferred stock, were issued and outstanding as of February 29, 2012. In February 2006, we issued $125.0 million of Series A convertible preferred stock in a private placement. Our Series A convertible preferred stock has a 3.25% annual, cumulative cash dividend and, as of the date of this prospectus, was convertible into 4,110,128 shares of our common stock at an effective conversion price of approximately $30.41 per share. The Series A convertible preferred stock is callable beginning in 2016 and will mature in 2036.

The following briefly summarizes the material terms of our preferred stock, other than pricing and related terms disclosed for a particular issuance in an accompanying prospectus supplement. You should read the particular terms of any series of preferred stock we offer which will be described in more detail in the prospectus supplement prepared for such series, together with the more detailed provisions of our certificate of incorporation and the certificate of designations relating to each particular series of preferred stock, for provisions that may be important to you. The certificate of designations relating to a particular series of preferred stock offered by way of an accompanying prospectus supplement will be filed with the SEC at the time of the offering and incorporated by reference in the registration statement of which this prospectus forms a part. You can obtain a copy of this document by following the directions outlined in “Where You Can Find More Information.” The prospectus supplement will also state whether any of the terms summarized below do not apply to the series of preferred stock being offered.

General

Under our certificate of incorporation, our board of directors is authorized to issue shares of preferred stock in one or more series, and to establish from time to time a series of preferred stock with the following terms specified:

•	the number of shares to be included in the series;

•	the designation, powers, preferences and rights of the shares of the series; and

•	the qualifications, limitations or restrictions of such series, except as otherwise stated in the certificate of incorporation.

Prior to the issuance of any series of preferred stock, our board of directors will adopt resolutions creating and designating the series as a series of preferred stock and the resolutions will be filed in a certificate of designations as an amendment to the certificate of incorporation. The term board of directors includes any duly authorized committee.

The rights of holders of the preferred stock offered may be adversely affected by the rights of holders of any shares of preferred stock that may be issued in the future, provided that the future issuances are first approved by the holders of the class(es) of preferred stock adversely affected. The board of directors may cause shares of preferred stock to be issued in public or private transactions for any proper corporate purpose. Examples of proper corporate purposes include issuances to obtain additional financing in connection with acquisitions or otherwise, and issuances to our officers, directors and employees pursuant to benefit plans or otherwise. Shares of preferred stock we issue may have the effect of rendering more difficult or discouraging an acquisition of us deemed undesirable by our board of directors.

The preferred stock will be, when issued, fully paid and nonassessable. Holders of preferred stock will not have any preemptive or subscription rights to acquire more of our stock.

We will name the transfer agent, registrar, dividend disbursing agent and redemption agent for shares of each series of preferred stock in the prospectus supplement relating to such series.

Our affiliates may resell our preferred stock in market-marking transactions after its initial issuance. We discuss these transactions above under “Debt Securities — Information in the Prospectus Supplement — Market-Making Transactions.”

Rank

Unless otherwise specified for a particular series of preferred stock in an accompanying prospectus supplement, each series will rank on an equal basis with each other series of preferred stock, and prior to the common stock, as to dividends and distributions of assets.

Dividends

Holders of each series of preferred stock will be entitled to receive cash dividends, when, as and if declared by our board of directors out of funds legally available for dividends. The rates and dates of payment of dividends will be set forth in the prospectus supplement relating to each series of preferred stock. Dividends will be payable to holders of record of preferred stock as they appear on our books or, if applicable, the records of the depositary referred to below under Depositary Shares, on the record dates fixed by the board of directors. Dividends on any series of preferred stock may be cumulative or noncumulative.

We may not declare, pay or set apart for payment dividends on the preferred stock unless full dividends on any other series of preferred stock that ranks on an equal or senior basis have been paid or sufficient funds have been set apart for payment for:

•	all prior dividend periods of the other series of preferred stock that pay dividends on a cumulative basis; or

•	the immediately preceding dividend period of the other series of preferred stock that pay dividends on a noncumulative basis.

Partial dividends declared on shares of preferred stock and any other series of preferred stock ranking on an equal basis as to dividends will be declared pro rata. A pro rata declaration means that the ratio of dividends declared per share to accrued dividends per share will be the same for both series of preferred stock.

Similarly, we may not declare, pay or set apart for payment non-stock dividends or make other payments on the common stock or any other of our stock ranking junior to the preferred stock until full dividends on the preferred stock have been paid or set apart for payment for:

•	all prior dividend periods if the preferred stock pays dividends on a cumulative basis; or

•	the immediately preceding dividend period if the preferred stock pays dividends on a noncumulative basis.

Conversion and Exchange

The prospectus supplement for any series of preferred stock will state the terms, if any, on which shares of that series are convertible into or exchangeable for shares of our common stock.

Redemption

If so specified in the applicable prospectus supplement, a series of preferred stock may be redeemable at any time, in whole or in part, at our option or at the option of the holder thereof and may be mandatorily redeemed.

Any partial redemptions of preferred stock will be made in a way that our board of directors decides is equitable.

Unless we default in the payment of the redemption price, dividends will cease to accrue after the redemption date on shares of preferred stock called for redemption and all rights of holders of such shares will terminate except for the right to receive the redemption price.

Liquidation Preference

Upon our voluntary or involuntary liquidation, dissolution or winding up, holders of each series of preferred stock will be entitled to receive distributions upon liquidation in the amount set forth in the prospectus supplement relating to such series of preferred stock, plus an amount equal to any accrued and unpaid dividends. Such distributions will be made before any distribution is made on any securities ranking junior relating to preferred stock in liquidation, including common stock.

If the liquidation amounts payable relating to the preferred stock of any series and any other securities ranking on a parity regarding liquidation rights are not paid in full, the holders of the preferred stock of such series and such other securities will share in any such distribution of our available assets on a ratable basis in proportion to the full liquidation preferences. Holders of such series of preferred stock will not be entitled to any other amounts from us after they have received their full liquidation preference.

Voting Rights

The holders of shares of our preferred stock will have no voting rights, except:

•	as otherwise stated in the prospectus supplement;

•	as otherwise stated in the certificate of designations establishing such series; and

•	as required by applicable law.

Depositary Shares

The following briefly summarizes the material provisions of the deposit agreement and of the depositary shares and depositary receipts, other than pricing and related terms disclosed for a particular issuance in an accompanying prospectus supplement. You should read the particular terms of any depositary shares and any depositary receipts that we offer and any deposit agreement relating to a particular series of preferred stock which will be described in more detail in a prospectus supplement. The prospectus supplement will also state whether any of the generalized provisions summarized below do not apply to the depositary shares or depositary receipts being offered. A copy of the form of deposit agreement, including the form of depositary receipt, is an exhibit to the registration statement of which this prospectus forms a part. You can obtain copies of these documents by following the directions outlined in “Where You Can Find More Information.” You should read the more detailed provisions of the deposit agreement and the form of depositary receipt for provisions that may be important to you.

General

We may, at our option, elect to offer fractional shares or some multiple of shares of preferred stock, rather than full shares of preferred stock. In such event, we will issue receipts for depositary shares, each of which will represent a fraction or a multiple of a share of a particular series of preferred stock.

We will deposit the shares of any series of preferred stock represented by depositary shares under a deposit agreement between us and a bank or trust company selected by us having its principal office in the United States and having a combined capital and surplus of at least $50,000,000, as preferred stock depositary. Each owner of a depositary share will be entitled to all the rights and preferences of the underlying preferred stock, including dividend, voting, redemption, conversion and liquidation rights, in proportion to the applicable fraction or multiple of a share of preferred stock represented by such depositary share.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the applicable prospectus supplement.

Our affiliates may resell depositary shares in market-marking transactions after their initial issuance. We discuss these transactions above under “Debt Securities — Information in the Prospectus Supplement — Market-Making Transactions.”

Dividends and Other Distributions

The preferred stock depositary will distribute all cash dividends or other cash distributions received in respect of the deposited preferred stock to the record holders of depositary shares relating to such preferred stock in proportion to the number of such depositary shares owned by such holders.

The preferred stock depositary will distribute any property other than cash received by it in respect of the preferred stock to the record holders of depositary shares entitled thereto. If the preferred stock depositary determines that it is not feasible to make such distribution, it may, with our approval, sell such property and distribute the net proceeds from such sale to such holders.

The amount distributed to holders of depositary shares will be reduced by any amounts required to be withheld by us or the preferred stock depositary on account of taxes or other governmental charges.

Redemption of Preferred Stock

If a series of preferred stock represented by depositary shares is to be redeemed, the depositary shares will be redeemed from the proceeds received by the preferred stock depositary resulting from the redemption, in whole or in part, of such series of preferred stock. The depositary shares will be redeemed by the preferred stock depositary at a price per depositary share equal to the applicable fraction or multiple of the redemption price per share payable in respect of the shares of preferred stock so redeemed.

Whenever we redeem shares of preferred stock held by the preferred stock depositary, the preferred stock depositary will redeem as of the same date the number of depositary shares representing shares of preferred stock so redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by the preferred stock depositary by lot or ratably or by any other equitable method as the preferred stock depositary may decide.

After the date fixed for redemption, the depositary shares called for redemption will no longer be deemed to be outstanding, and all rights of the holders of the depositary shares will cease, except the right to receive the monies payable and any other property to which the holders were entitled upon the redemption upon surrender to the preferred stock depositary of the depositary receipts evidencing the depositary shares. Any funds deposited by us with the preferred stock depositary for any depositary shares that the holders fail to redeem will be returned to us after a period of two years from the date the funds are deposited.

Voting Deposited Preferred Stock

Upon receipt of notice of any meeting at which the holders of any series of deposited preferred stock are entitled to vote, the preferred stock depositary will mail the information contained in such notice of meeting to the record holders of the depositary shares relating to such series of preferred stock. Each record holder of such depositary shares on the record date will be entitled to instruct the preferred stock depositary to vote the amount of the preferred stock represented by such holder’s depositary shares. The preferred stock depositary will try to vote the amount of such series of preferred stock represented by such depositary shares in accordance with such instructions.

We will agree to take all actions that the preferred stock depositary determines as necessary to enable the preferred stock depositary to vote as instructed. The preferred stock depositary will abstain from voting shares of any series of preferred stock held by it for which it does not receive specific instructions from the holders of depositary shares representing such shares.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the preferred stock depositary. However, any amendment that materially and adversely alters any existing right of the holders of depositary shares will not be effective unless such amendment has been approved by the holders of at least a majority of such depositary shares then outstanding. Every holder of an outstanding depositary receipt at the time any such amendment becomes effective shall be deemed, by continuing to hold such depositary receipt, to consent and agree to such amendment and to be bound by the deposit agreement, which has been amended thereby. The deposit agreement may be terminated only if:

•	all outstanding depositary shares have been redeemed; or

•	a final distribution in respect of the preferred stock has been made to the holders of depositary shares in connection with our liquidation, dissolution or winding up.

Charges of Preferred Stock Depositary; Taxes and Other Governmental Charges

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We also will pay charges of the depositary in connection with the initial deposit of preferred stock and any redemption of preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and such other charges, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the deposit agreement to be for their accounts.

Resignation and Removal of Depositary

The preferred stock depositary may resign at any time by delivering to us notice of its intent to do so, and we may at any time remove the preferred stock depositary, any such resignation or removal to take effect upon the appointment of a successor preferred stock depositary and its acceptance of such appointment. Such successor preferred stock depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Miscellaneous

The preferred stock depositary will forward all reports and communications from us which are delivered to the preferred stock depositary and which we are required to furnish to the holders of the deposited preferred stock.

Neither we nor the preferred stock depositary will be liable if either is prevented or delayed by law or any circumstances beyond its control in performing its obligations under the deposit agreement. Our obligations and those of the preferred stock depositary under the deposit agreement will be limited to performance in good faith of their duties thereunder and they will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares, depositary receipts or shares of preferred stock unless satisfactory indemnity is furnished.

We and the preferred stock depositary may rely upon written advice of counsel or accountants, or upon information provided by holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

Purchase Contracts

We may issue purchase contracts, including purchase contracts issued as part of a unit with one or more warrants, shares of preferred stock, shares of common stock and debt securities issued by us, debt obligations or other securities of an entity affiliated or not affiliated with us or other property, for the purchase or sale of:

•	securities issued by us or by an entity affiliated or not affiliated with us, a basket of those securities, an index or indices of those securities or any other property;

•	currencies;

•	commodities;

•	any other property; or

•	any combination of the above.

We refer to this property in the above clauses as “purchase contract property.”

Each purchase contract will obligate the holder to purchase or sell, and obligate us to sell or purchase, on specified dates, the purchase contract property at a specified price or prices, all as described in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell the purchase contract property and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.

Pre-Paid Purchase Contracts

Purchase contracts may require holders to satisfy their obligations under the purchase contracts at the time they are issued. We refer to these purchase contracts as “pre-paid purchase contracts.” In certain circumstances, our obligation to settle pre-paid purchase contracts on the relevant settlement date may constitute senior indebtedness or subordinated indebtedness of ours. Accordingly, pre-paid purchase contracts may be issued under the senior debt indenture or the subordinated debt indenture, as specified in the applicable prospectus supplement.

Purchase Contracts Issued as Part of Units

Purchase contracts issued as part of a unit will be governed by the terms and provisions of a Unit Agreement. See “Description of Securities We May Offer—Units.” The applicable prospectus supplement will specify the following:

•	whether the purchase contract obligates the holder to purchase or sell the purchase contract property;

•	whether and when a purchase contract issued as part of a unit may be separated from the other securities or property constituting part of that unit prior to the purchase contract’s settlement date;

•	the methods by which the holders may purchase or sell the purchase contract property;

•	any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract; and

•

whether the purchase contracts will be issued in fully registered or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a purchase contract included in a unit will correspond to the form of the unit and of any debt security or warrant included in that unit.

Settlement of Purchase Contracts. Where purchase contracts issued together with debt securities or debt obligations as part of a unit require the holders to buy purchase contract property, the unit agent may apply principal payments from the debt securities or debt obligations in satisfaction of the holders’ obligations under the related purchase contract as specified in the prospectus supplement. The unit agent will not so apply the principal payments if the holder has delivered cash to meet its obligations under the purchase contract. To settle the purchase contract and receive the purchase contract property, the holder must present and surrender the unit certificates at the office of the unit agent. If a holder settles its obligations under a purchase contract that is part of a unit in cash rather than by delivering the debt security or debt obligation that is part of the unit, that debt security or debt obligation will remain outstanding, if the maturity extends beyond the relevant settlement date and, as more fully described in the applicable prospectus supplement, the holder will receive that debt security or debt obligation or an interest in the relevant global debt security.

Units

As specified in the applicable prospectus supplement, we may issue units consisting of one or more purchase contracts, warrants, debt securities, depositary shares, preferred shares, common shares or any combination of such securities. The applicable prospectus supplement will describe:

•

the terms of the units and of the purchase contracts, warrants, debt securities, depositary shares, preferred shares and common shares comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units;

•	a description of the provisions for the payment, settlement, transfer or exchange or the units; and

•	any applicable U.S. federal income tax consequences.

The terms and conditions described under “Description of Securities We May Offer—Debt Securities,” “—Warrants,” “—Preferred Stock,” “—Depositary Shares,” “—Purchase Contracts,” and “— Common Stock” will apply to each unit and to any warrants, purchase contracts, shares of preferred stock, shares of common stock or debt securities issued by us included in each unit, as applicable, unless otherwise specified in the applicable prospectus supplement.

We will issue the units under one or more unit agreements, each referred to as a Unit Agreement, to be entered into between us and a bank or trust company, as unit agent. The specific terms of any Unit Agreement will be described in the applicable prospectus supplement. We may issue units in one or more series, which will be described in the applicable prospectus supplement.

Common Stock

Our authorized capital stock includes 500 million shares of common stock, 205,171,547 of which were issued and outstanding as of May 2, 2012. The following briefly summarizes the material terms of our common stock. You should read the more detailed provisions of our certificate of incorporation and by-laws for provisions that may be important to you. You can obtain copies of these documents by following the directions outlined in “Where You Can Find More Information.”

General

Each holder of common stock is entitled to one vote per share for the election of directors and for all other matters to be voted on by stockholders. Except as otherwise provided by law, the holders of common stock vote as one class together with holders of our preferred stock (if they have voting rights). Holders of common stock may not cumulate their votes in the election of directors, and are entitled to share equally in the dividends that may be declared by the board of directors, but only after payment of dividends required to be paid on outstanding shares of preferred stock.

Upon our voluntary or involuntary liquidation, dissolution or winding up, holders of common stock share ratably in the assets remaining after payments to creditors and provision for the preference of any preferred stock. There are no preemptive or other subscription rights, conversion rights or redemption or scheduled installment payment provisions relating to shares of our common stock. All of the outstanding shares of our common stock are fully paid and nonassessable. The transfer agent and registrar for the common stock is American Stock Transfer. The common stock is listed on the New York Stock Exchange under the symbol “JEF.”

Our affiliates may resell our common stock after its initial issuance in market-making transactions. We discuss these transactions above under “Debt Securities — Information in the Prospectus Supplement — Market-Making Transactions.”

Delaware Law, Certificate of Incorporation and By-Law Provisions that May Have an Antitakeover Effect

The following discussion concerns certain provisions of Delaware law and our certificate of incorporation and by-laws that may delay, deter or prevent a tender offer or takeover attempt that a stockholder might consider to be in its best interest, including offers or attempts that might result in a premium being paid over the market price for its shares.

Delaware Law. We are subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

•

prior to the business combination the corporation’s board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder; or

•

upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the stockholder owned at least 85% of the outstanding voting stock of the corporation at the time the transaction commenced, excluding for the purpose of determining the number of shares outstanding those shares owned by the corporation’s officers and directors and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

at or subsequent to the time the business combination is approved by the corporation’s board of directors and authorized at an annual or special meeting of its stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of its outstanding voting stock which is not owned by the interested stockholder.

A business combination includes mergers, asset sales or other transactions resulting in a financial benefit to the stockholder. An interested stockholder is a person who, together with affiliates and associates, owns (or within three years did own) 15% or more of the corporation’s voting stock.

Certificate of Incorporation and By-Laws. Our by-laws provide that special meetings of stockholders may be called by our Secretary only at the request of a majority of our board of directors or by any person authorized by the board of directors to call a special meeting. Written notice of a special meeting stating the place, date and hour of the meeting and the purposes for which the meeting is called must be given between 10 and 60 days before the date of the meeting, and only business specified in the notice may come before the meeting. In addition, our by-laws provide that directors be elected by a plurality of votes cast at an annual meeting and does not include a provision for cumulative voting for directors. Under cumulative voting, a minority stockholder holding a sufficient percentage of a class of shares may be able to ensure the election of one or more directors.

Form, Exchange and Transfer

Each debt security, equity security, warrant, purchase contract and unit will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Both certificated securities in definitive form and global securities will be issued only in registered form. Definitive securities name you or your nominee as the owner of the security, and, in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, warrants, purchase contracts or units represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below under “—Global Securities.”

Our obligations, as well as the obligations of the trustee under any indenture and the obligations, if any, of any warrant agents and unit agents and any other agents of ours, any agents of the trustee or any agents of any warrant agents or unit agents, run only to the persons or entities named as holders of the securities in the relevant security register. Neither we nor any trustee, warrant agent, unit agent, other agent of ours, agent of the trustee or agent of the warrant agents or unit agents have obligations to investors who hold beneficial interest in global securities, in street name or by any other indirect means.

Upon making a payment or giving a notice to the holder as required by the terms of that security, we will have no further responsibility for that payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect owners of beneficial interests in that security but does not do so. Similarly, if we want to obtain the approval or consent of the holders of any securities for any purpose, we would seek the approval only from the holders, and not the indirect owners, of the relevant securities. Whether and how the holders contact the indirect owners would be governed by the agreements between such holders and the indirect owners.

References to “you” in this prospectus refer to those who invest in the securities being offered by this prospectus, whether they are the direct holders or only indirect owners of beneficial interests in those securities.

Global Securities

We may issue debt securities, equity securities, warrants, purchase contracts and units in the form of one or more global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or its nominee. In those cases, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a global security may not be transferred except as a whole by and among the depositary for the global security, the nominees of the depositary or any successors of the depositary or those nominees.

Debt securities issued in registered global form primarily outside the United States will be deposited with a common safekeeper for Euroclear and/or Clearstream, Luxembourg and will be registered in the name of a nominee of the common safekeeper. We anticipate that the provisions described under “—The Depositary” below will apply to all other depositary arrangements, unless otherwise described in the prospectus supplement relating to those securities.

The Depositary

Except as otherwise described herein or in the applicable prospectus supplement, The Depository Trust Company, New York, New York (the “Depositary”) will be designated as the depositary for any registered global security. Each registered global security will be registered in the name of Cede & Co., the Depositary’s nominee.

The Depositary is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. The Depositary holds securities deposited with it by its direct participants, and it facilitates the settlement of transactions among its direct participants in those securities through electronic computerized book-entry changes in participants’ accounts, eliminating the need for physical movement of securities certificates. The Depositary’s direct participants include both U.S. and non-U.S. securities brokers and dealers, including the agents, banks, trust companies, clearing corporations and other organizations, some of whom and/or their representatives own the Depositary. Access to the Depositary’s book-entry system is also available to others, such as both U.S. and non-U.S. brokers and dealers, banks, trust companies and clearing corporations, such as Euroclear and Clearstream, Luxembourg, that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to the Depositary and its participants are on file with the SEC.

Purchases of the securities under the Depositary’s system must be made by or through its direct participants, which will receive a credit for the securities on the Depositary’s records. The ownership interest of each actual purchaser of each security (the “beneficial owner”) is in turn to be recorded on the records of direct and indirect participants. Beneficial owners will not receive written confirmation from the Depositary of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participants through which the beneficial owner entered into the transaction. Transfers of ownership interests in the securities are to be made by entries on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in securities, except in the event that use of the book-entry system for the securities is discontinued.

To facilitate subsequent transfers, all securities deposited with the Depositary are registered in the name of the Depositary’s partnership nominee, Cede & Co, or such other name as may be requested by the Depositary. The deposit of securities with the Depositary and their registration in the name of Cede & Co. or such other nominee of the Depositary do not effect any change in beneficial ownership. The Depositary has no knowledge of the actual beneficial owners of the securities; the Depositary’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by the Depositary to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Neither the Depositary nor Cede & Co. (nor such other nominee of the Depositary) will consent or vote with respect to the securities unless authorized by a direct participant in accordance with the Depositary’s procedures. Under its usual procedures, the Depositary mails an omnibus proxy to us as soon as possible after the applicable record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants identified in a listing attached to the omnibus proxy to whose accounts the securities are credited on the record date.

Redemption proceeds, distributions, and dividend payments on the securities will be made to Cede & Co or such other nominee as may be requested by the Depositary. The Depositary’s practice is to credit direct participants’ accounts upon the Depositary’s receipt of funds and corresponding detail information from us or any agent of ours, on the date payable in accordance with their respective holdings shown on the Depositary’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participant and not of the Depositary or its nominee, the trustee, any agent of ours, or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payments of redemption proceeds, distributions, and dividend payments to Cede & Co. or such other nominee as may be requested by the Depositary is the responsibility of us or of any paying agent of ours, disbursement of such payments to direct participants will be the responsibility of the Depositary, and disbursement of such payments to the beneficial owners will be the responsibility of direct and indirect participants.

The Depositary may discontinue providing its services as depositary with respect to the securities at any time by giving reasonable notice to us or our agent. Under such circumstances, in the event that a successor depositary is not obtained by us within 90 days, security certificates are required to be printed and delivered. In addition, under the terms of the indentures, we may at any time and in our sole discretion decide not to have any of the securities represented by one or more registered global securities. We understand, however, that, under current industry practices, the Depositary would notify its participants of our request, but will only withdraw beneficial interests from a global security at the request of each participant. We would issue definitive certificates in exchange for any such interests withdrawn. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the Depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the Depositary’s instructions will be based upon directions received by the Depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the Depositary.

According to the Depositary, the foregoing information relating to the Depositary has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

The information in this section concerning the Depositary and Depositary’s book-entry system has been obtained from sources we believe to be reliable, but we take no responsibility for the accuracy thereof. The Depositary may change or discontinue the foregoing procedures at any time.

Book-Entry Procedures And Settlement

The securities will be issued in the form of one or more fully registered global securities which will be deposited with, or on behalf of the Depositary, and registered in the name of Cede & Co. Beneficial interests in the registered global securities will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in the Depositary, as described above. Investors may elect to hold interests in the registered global securities held by the Depositary through Clearstream, Luxembourg or Euroclear if they are participants in those systems, or indirectly through organizations which are participants in those systems. Clearstream, Luxembourg and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream, Luxembourg’s and Euroclear’s names on the books of their respective depositaries, which in turn will hold interests in the registered global securities in customers’ securities accounts in the depositaries’ names on the books of the Depositary. Citibank, N.A. will act as depositary for Clearstream, Luxembourg, and The Bank of New York Mellon, a New York banking corporation, will act as depositary for Euroclear. We refer to each of Citibank, N.A. and The Bank of New York Mellon, acting in this depositary capacity, as the “U.S. depositary” for the relevant clearing system. Except as set forth below, the registered global securities may be transferred, in whole but not in part, only to the Depositary, another nominee of the Depositary or to a successor of the Depositary or its nominee.

Clearstream, Luxembourg advises that distributions with respect to the securities held through Clearstream, Luxembourg will be credited to cash accounts of Clearstream, Luxembourg customers in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream, Luxembourg.

Euroclear advises that distributions with respect to the securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the terms and conditions, to the extent received by the U.S. depositary for Euroclear.

Euroclear further advises that investors that acquire, hold and transfer interests in securities by book-entry through accounts with Euroclear or any other securities intermediary are subject to the laws and contractual provisions governing their relationship with their intermediary, as well as the laws and contractual provisions governing the relationship between their intermediary and each other intermediary, if any, standing between themselves and the securities.

Individual certificates in respect of the securities will not be issued in exchange for the registered global securities, except in very limited circumstances. If the Depositary notifies us that it is unwilling or unable to continue as a clearing system in connection with the registered global securities or ceases to be a clearing agency registered under the Exchange Act, and a successor clearing system is not appointed by us within 90 days after receiving that notice from the Depositary or upon becoming aware that the Depositary is no longer so registered, we will issue or cause to be issued individual certificates in registered form on registration of transfer of, or in exchange for, book-entry interests in the securities represented by registered global securities upon delivery of those registered global securities for cancellation.

Title to book-entry interests in the securities will pass by book-entry registration of the transfer within the records of Clearstream, Luxembourg, Euroclear or the Depositary, as the case may be, in accordance with their respective procedures. Book-entry interests in the securities may be transferred within Clearstream, Luxembourg and within Euroclear and between Clearstream, Luxembourg and Euroclear in accordance with procedures established for these purposes by Clearstream, Luxembourg and Euroclear. Book-entry interests in the securities may be transferred within the Depositary in accordance with procedures established for this purpose by the Depositary. Transfers of book-entry interests in the securities among Clearstream, Luxembourg and Euroclear and the Depositary may be effected in accordance with procedures established for this purpose by Clearstream, Luxembourg, Euroclear and the Depositary.

Global Clearance and Settlement Procedures

Initial settlement for the securities offered on a global basis through the Depositary will be made in immediately available funds. Secondary market trading between the Depositary’s participants will occur in the ordinary way in accordance with the Depositary’s rules and will be settled in immediately available funds using the Depositary’s Same-Day Funds Settlement System. Secondary market trading between Clearstream, Luxembourg customers and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream, Luxembourg and Euroclear and will be settled using the procedures applicable to conventional Eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through the Depositary on the one hand, and directly or indirectly through Clearstream, Luxembourg customers or Euroclear participants, on the other, will be effected through the Depositary in accordance with the Depositary’s rules on behalf of the relevant European international clearing system by its U.S. depositary; however, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in the clearing system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering interests in the securities to or receiving interests in the securities from the Depositary, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to the Depositary. Clearstream, Luxembourg customers and Euroclear participants may not deliver instructions directly to their respective U.S. depositaries.

Because of time-zone differences, credits of interests in the securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a Depositary participant will be made during subsequent securities settlement processing and dated the business day following the Depositary settlement date. Credits of interests or any transactions involving interests in the securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a Depositary participant and settled during subsequent securities settlement processing will be reported to the relevant Clearstream, Luxembourg customers or Euroclear participants on the business day following the Depositary settlement date. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of interests in the securities by or through a Clearstream, Luxembourg customer or a Euroclear participant to a Depositary participant will be received with value on the Depositary settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in the Depositary.

Although the Depositary, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of interests in the securities among participants of the Depositary, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform the foregoing procedures and these procedures may be changed or discontinued at any time.

Ratio of Earnings to Fixed Charges

Our consolidated ratios of earnings to fixed charges and ratio of earnings to combined fixed charges and preferred stock dividends for the twelve months ended November 30, 2011, eleven months ended November 30, 2010 and each of the years in the three year period ended December 31, 2009 and for the three month period ended February 29, 2012 are as follows:

	Twelve Months Ended November 30, 2011	Eleven Months Ended November 30, 2010	Twelve Months Ended December 31,			Three Months Ended February 29, 2012
			2009	2008 (3)	2007
Ratio of Earnings to Fixed Charges (1)	2.4x	2.9x	4.2x	—	2.8x	2.9x
Ratio of Earnings to Combined Fixed Charges and Convertible Preferred Stock Dividends (2)	2.4x	2.9x	4.1x	—	2.7x	2.9x

(1)

The ratio of earnings to fixed charges is computed by dividing (a) income from continuing operations before income taxes plus fixed charges by (b) fixed charges. Fixed charges consist of interest expense on all long-term indebtedness and the portion of operating lease rental expense that is representative of the interest factor (deemed to be one-third of operating lease rentals).

(2)

The ratio of earnings to combined fixed charges and preferred stock dividends is computed by dividing (a) income from continuing operations before income taxes plus fixed charges by the sum of (b) fixed charges and (c) convertible preferred stock dividends. Fixed charges consist of interest expense on all long-term indebtedness and the portion of operating lease rental expense that is representative of the interest factor (deemed to be one-third of operating lease rentals).

(3)	Earnings for the year ended December 31, 2008 were insufficient to cover fixed charges by approximately $756.3 million.

Use of Proceeds

Unless otherwise set forth in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities we offer by this prospectus for general corporate purposes, which may include, among other things:

•	additions to working capital;

•	the redemption or repurchase of outstanding equity and debt securities;

•	the repayment of indebtedness; and

•	the expansion of our business through internal growth or acquisitions.

We may raise additional funds from time to time through equity or debt financing, including borrowings under credit facilities, to finance our business and operations.

Plan of Distribution

We may offer the securities to or through underwriters or dealers, by ourselves directly, through agents, or through a combination of any of these methods of sale. Any such underwriters, dealers or agents may include our affiliates. The details of any such offering will be set forth in the any prospectus supplement relating to the offering.

Conflicts of Interest

Jefferies & Company, Inc., our broker-dealer subsidiary, is a member of the Financial Industry Regulatory Authority, Inc. (FINRA) and may participate in distributions of the offered securities. Accordingly, offerings of offered securities in which Jefferies & Company, Inc. participates will conform to the requirements set forth in FINRA Rule 5121. Furthermore, any underwriters offering the offered securities will not confirm sales to any accounts over which they exercise discretionary authority without the prior approval of the customer.

In compliance with the guidelines of FINRA, the maximum commission or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate principal amount of securities offered pursuant to this prospectus. We anticipate, however, that the actual commission or discount to be received in any particular offering of securities will be significantly less than this amount.

Market-Making Resales by Affiliates

This prospectus may be used by Jefferies & Company, Inc. in connection with offers and sales of the securities in market-making transactions (and offers and sales of any other securities covered by this prospectus, including securities issued under previous registration statements, and underlying such securities that are incidental to such market-making activity). In a market-making transaction, Jefferies & Company, Inc. may resell a security it acquires from other holders, after the original offering and sale of the security. Resales of this kind may occur in the open market or may be privately negotiated at prevailing market prices at the time of resale or at related or negotiated prices. In these transactions, Jefferies & Company, Inc. may act as principal or agent, including as agent for the counterparty in a transaction in which Jefferies & Company, Inc. acts as principal, or as agent for both counterparties in a transaction in which Jefferies & Company, Inc. does not act as principal. Jefferies & Company, Inc. may receive compensation in the form of discounts and commissions, including from both counterparties in some cases. Other affiliates of Jefferies Group, Inc. may also engage in transactions of this kind and may use this prospectus for this purpose.

Jefferies Group, Inc. does not expect to receive any proceeds from market-making transactions. Jefferies Group, Inc. does not expect that Jefferies & Company, Inc. or any other affiliate that engages in these transactions will pay any proceeds from its market-making resales to Jefferies Group, Inc.

Information about the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale.

Unless Jefferies Group, Inc. or an agent informs you in your confirmation of sale that your security is being purchased in its original offering and sale, you may assume that you are purchasing your security in a market-making transaction.

Material United States Federal Income Tax Considerations

The following is a general discussion of the material United States federal income tax consequences of purchasing, owning and disposing of debt securities under this prospectus (“debt securities”). It applies only to a holder that acquires debt securities upon their original issuance at their initial offering price (except where otherwise specifically noted) and that holds its debt securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”). This section does not apply to a holder that is a member of a class of holders subject to special rules, such as:

•	a dealer in securities or currencies;

•	a trader in securities that elects to use a mark-to-market method of accounting for its securities holdings;

•	a bank or other financial institution;

•	an insurance company;

•	a tax-exempt organization;

•	a person that owns debt securities that are a hedge or that are hedged against interest rate risks;

•	a person that owns debt securities as part of a straddle or conversion transaction for tax purposes;

•	a United States holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar; or

•	except as specifically noted, a United States alien holder (as defined below) that holds the debt securities in connection with a United States trade or business.

Moreover, this summary does not address the United States federal estate and gift tax or alternative minimum tax consequences to a holder of the debt securities.

This section is based on the Code, its legislative history, existing and proposed Treasury regulations under the Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis. This discussion does not address any tax consequences arising under any state, local or foreign law.

This discussion is subject to any additional discussion regarding United States federal taxation contained in the applicable prospectus supplement or pricing supplement, which may describe tax consequences for applicable debt securities that differ from the discussion provided herein. Accordingly, you should consult the applicable prospectus supplement or pricing supplement for any additional discussion of United States federal taxation with respect to the specific debt securities offered thereunder.

If a partnership or an entity treated as a partnership holds the debt securities, the United States federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership or an entity treated as a partnership holding the debt securities should consult its tax advisor with regard to the United States federal income tax treatment of an investment in the debt securities.

If the debt securities may provide that we have the right to redeem them at greater than 100% of the principal amount of the debt securities, plus accrued interest, the discussion in this section is based in part on our determination that with respect to debt securities where we have the right to redeem the debt securities at greater than 100% of the principal amount of the debt securities, plus accrued interest, there will be no more than a remote likelihood that we would exercise our right to redeem the debt securities in circumstances where the amount that we would have to pay in redemption was based on the sum of the present values of the remaining scheduled payments of interest and principal on the debt securities, and that there is more than a remote likelihood that we will exercise our right to redeem the debt securities in circumstances where the amount that we would have to pay would equal 100% of the principal amount of the debt securities, plus accrued interest thereon to the date of redemption. Our determination that there will be no more than a remote likelihood that we would redeem the debt securities in circumstances where the amount we would have to pay in redemption will be based on the present values of the remaining scheduled payments of interest and principal on the debt securities is binding on holders of the debt securities, unless a holder discloses to the Internal Revenue Service, in the manner required by applicable Treasury regulations, that the holder is taking a different position. It is possible that the Internal Revenue Service may take a different position regarding the remoteness of the likelihood of redemptions, in which case, if the position of the Internal Revenue Service were sustained, the timing, amount and character of income recognized with respect to a debt security may be substantially different from that described herein, and a holder may be required to recognize income significantly in excess of payments received and may be required to treat as interest income all or a portion of any gain recognized on a disposition of a debt security. This discussion assumes that the Internal Revenue Service will not take a different position or, if it takes a different position, that such position will not be sustained. Prospective purchasers should consult their own tax advisors as to the tax considerations that relate to the likelihood of redemption.

Persons considering the purchase of debt securities should consult their own tax advisors concerning the consequences of purchasing, owning and disposing of debt securities in their particular circumstances under the Code and the laws of any other taxing jurisdiction.

United States Holders

This subsection describes the tax consequences to a United States holder. A holder is a United States holder if that holder is a beneficial owner of a debt security and is or is treated for United States federal income tax purposes as:

•	a citizen or resident of the United States;

•	a corporation created or organized under the laws of the United States or any State thereof or the District of Columbia;

•	an estate whose income is subject to United States federal income tax regardless of its source; or

•

a trust if (i) a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust or (ii) the trust was in existence on August 20, 1996 and has elected to continue to be treated as a United States person.

Holders that are not United States holders should refer to “— United States Alien Holders” below.

Payments of Interest. Except as described below, stated interest payments on the debt securities generally will be taxable as ordinary income at the time the interest accrues or is received, in accordance with a holder’s regular method of accounting for United States federal income tax purposes. Special rules governing the treatment of debt securities issued with original issue discount are described under “Original Issue Discount” below.

Original Issue Discount. The following is a summary of the material United States federal income tax consequences of the ownership of debt securities issued with original issue discount. A debt security that has an issue price of less than its stated redemption price at maturity generally will be issued with original issue discount for federal income tax purposes in the amount of such difference. The issue price of a debt security generally is the first price at which a substantial amount of the issue of debt securities is sold to the public (excluding bond houses, brokers or similar persons acting in the capacity of underwriters or wholesalers). The stated redemption price at maturity is the total amount of all payments provided by the debt security other than qualified stated interest payments. Qualified stated interest generally is stated interest that is unconditionally payable at least annually either at a single fixed rate or at certain variable rates. Qualified stated interest will be taxable to a United States holder when accrued or received in accordance with the United States holder’s regular method of tax accounting.

A debt security will be considered to have de minimis original issue discount if the excess of its stated redemption price at maturity over its issue price is less than the product of 0.25 percent of the stated redemption price at maturity and the number of complete years to maturity (or the weighted average maturity in the case of a debt security that provides for payment of an amount other than qualified stated interest before maturity). United States holders of debt securities having de minimis original issue discount generally must include such de minimis original issue discount in income as stated principal payments on the debt securities are made in proportion to the stated principal amount of the debt security.

United States holders of debt securities issued with original issue discount that is not de minimis original issue discount and that mature more than one year from the date of issuance will be required to include such original issue discount in gross income for federal income tax purposes as it accrues (regardless of such holder’s method of accounting), in advance of receipt of the cash attributable to such income. Original issue discount accrues based on a compounded, constant yield to maturity; accordingly, United States holders of debt securities issued at an original issue discount will generally be required to include in income increasingly greater amounts of original issue discount in successive accrual periods.

The annual amount of original issue discount includable in income by the initial United States holder of a debt security issued at an original issue discount will equal the sum of the daily portions of the original issue discount with respect to the debt security for each day on which such holder held the debt security during the taxable year. Generally, the daily portions of the original issue discount are determined by allocating to each day in an accrual period the ratable portion of the original issue discount allocable to such accrual period. The term accrual period means an interval of time with respect to which the accrual of original issue discount is measured, which intervals may vary in length over the term of the debt security provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs on either the first or final day of an accrual period.

The amount of original issue discount allocable to an accrual period will be the excess of (i) the product of the adjusted issue price of the debt security at the commencement of such accrual period and its yield to maturity over (ii) the amount of any qualified stated interest payments allocable to the accrual period. The adjusted issue price of the debt security at the beginning of the first accrual period is its issue price, and, on any day thereafter, it is the sum of the issue price and the amount of the original issue discount previously includable in the gross income of any holder (without regard to any acquisition premium), reduced by the amount of any payment other than a payment of qualified stated interest previously made with respect to the debt security. There is a special rule for determining the original issue discount allocable to an accrual period if an interval between payments of qualified stated interest contains more than one accrual period. The yield to maturity of the debt security is the yield to maturity computed on the basis of a constant interest rate, compounding at the end of each accrual period; such constant yield, however, must take into account the length of the particular accrual period. If all accrual periods are of equal length except for an initial or an initial and final shorter accrual period(s), the amount of original issue discount allocable to the initial period may be computed using any reasonable method; the original issue discount allocable to the final accrual period is in any event the difference between the amount payable at maturity (other than a payment of qualified stated interest) and the adjusted issue price at the beginning of the final accrual period.

If a portion of the initial purchase price of a debt security is attributable to pre-issuance accrued interest, the first stated interest payment on the debt security is to be made within one year of the debt security’s issue date, and the payment will equal or exceed the amount of pre-issuance accrued interest, then the United States holder may elect to decrease the issue price of the debt security by the amount of pre-issuance accrued interest. In that event, a portion of the first stated interest payment will be treated as a return of the excluded pre-issuance accrued interest and not as an amount payable on the debt security.

If a debt security provides for an alternative payment schedule or schedules applicable upon the occurrence of a contingency or contingencies (other than a remote or incidental contingency), whether such contingency relates to payments of interest or of principal, if the timing and amount of the payments that comprise each payment schedule are known as of the issue date and if one of such schedules is significantly more likely than not to occur, the yield and maturity of the debt security are determined by assuming that the payments will be made according to that payment schedule. If there is no single payment schedule that is significantly more likely than not to occur (other than because of a mandatory sinking fund), the debt security will be subject to the general rules that govern contingent payment obligations. These rules will be discussed in the applicable prospectus supplement or pricing supplement .

United States holders of debt securities containing a survivor’s option issued with original issue discount should consult with their tax advisors regarding the effect of such feature to their particular circumstances.

For purposes of calculating the yield and maturity of a debt security subject to an issuer or holder right to accelerate principal repayment (respectively, a call option or put option), such call option or put option is presumed exercised if the yield on the debt security would be less or more, respectively, than it would be if the option were not exercised. The effect of this rule generally may be to accelerate or defer the inclusion of original issue discount in the income of a United States holder whose debt security is subject to a put option or a call option, as compared to a debt security that does not have such an option. If any such option presumed to be exercised is not in fact exercised, the debt security is treated as reissued on the date of presumed exercise for an amount equal to its adjusted issue price on that date for purposes of redetermining such debt security’s yield and maturity and any related subsequent accruals of original issue discount.

Market Discount. If a United States holder purchases a debt security for an amount that is less than its “revised” issue price in the case of a debt security having original issue discount (or, in the case of a debt security issued without original issue discount, its stated redemption price at maturity), such United States holder will be treated as having purchased such debt security at a “market discount,” unless such market discount is less than a specified de minimis amount. For this purpose, the “revised” issue price of a debt security generally equals its issue price, increased by the amount of original issue discount that has accrued over the term of the debt security.

Under the market discount rules, a United States holder will be required to treat any partial principal payment on, or any gain realized on the sale, exchange, retirement or other disposition of, a debt security as ordinary income to the extent of the lesser of (1) the amount of such payment or realized gain or (2) the market discount which has not previously been included in income and that is treated as having accrued on such debt security at the time of such payment or disposition. Market discount will be considered to accrue ratably during the period from the date of acquisition to the stated maturity date of the debt security, unless the United States holder elects (as described below) to accrue market discount on the basis of semiannual compounding. Such an election will apply only to the debt securities with respect to which it is made, and may not be revoked.

A United States holder may be required to defer the deduction of all or a portion of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry a debt security with market discount until the stated maturity of the debt security or certain earlier dispositions.

A United States holder may elect to include market discount in income currently as it accrues (on either a ratable or semiannual compounding basis), in which case the rules described above regarding the treatment as ordinary income of gain upon the disposition of the debt security and upon the receipt of certain cash payments and regarding the deferral of interest deductions will not apply. Generally, such currently included market discount is treated as ordinary interest for U.S. federal income tax purposes. Such an election will apply to all debt instruments acquired by the United States holder on or after the first day of the first taxable year to which such election applies and may be revoked only with the consent of the Internal Revenue Service (“IRS”).

Premium. Generally, if a United States holder purchases a debt security for an amount that is greater than the sum of all amounts payable on the debt security after the purchase date, such United States holder may be considered to have purchased the debt security with “amortizable bond premium” equal in amount to such excess. A United States holder may elect to amortize such premium using a constant yield method over the remaining term of the debt security and may offset interest otherwise required to be included in respect of the debt security during any taxable year by the amortized amount of such excess for the taxable year. If a United States holder elects to amortize bond premium, such holder generally must reduce its tax basis in the debt securities by the amount of bond premium used to offset interest income. However, if the debt security may be optionally redeemed after the United States holder acquires it at a price in excess of its stated redemption price at maturity, special rules would apply which could result in a deferral of the amortization of some bond premium until later in the term of the debt security. Any election to amortize bond premium applies to all taxable debt instruments acquired by the United States holder on or after the first day of the first taxable year to which such election applies and may be revoked only with the consent of the IRS.

Constant Yield Election. A United States holder of a debt security may elect to include in income all interest and discount (including de minimis original issue discount and market discount), as adjusted by any premium with respect to such debt security based on a constant yield method, as described above. The election is made for the taxable year in which the United States holder acquired the debt security, and it may not be revoked without the consent of the Internal Revenue Service. If such election is made with respect to a debt security having market discount, such holder will be deemed to have elected currently to include market discount on a constant interest basis with respect to all debt instruments having market discount acquired during the year of election or thereafter. If made with respect to a debt security having amortizable bond premium, such holder will be deemed to have made an election to amortize premium generally with respect to all debt instruments having amortizable bond premium held by the taxpayer during the year of election or thereafter.

Short-term debt securities. Debt securities that have a fixed maturity of one year or less (“short-term debt securities”) will be treated as having been issued with acquisition discount. In general, an individual or other cash-method United States holder is not required to accrue such acquisition discount unless the United States holder elects to do so. If such an election is not made, any gain recognized by the United States holder on the sale, exchange or maturity of the short-term debt security will be ordinary income to the extent of the acquisition discount accrued on a straight-line basis, or upon election under the constant yield method (based on daily compounding), through the date of sale or stated maturity, and a portion of the deductions otherwise allowable to the United States holder for interest on borrowings allocable to the short-term debt security will be deferred until a corresponding amount of income is realized. United States holders who report income for U.S. federal income tax purposes under the accrual method, and certain other holders including banks and dealers in securities, are required to accrue acquisition discount on a short-term debt security on a straight-line basis unless an election is made to accrue the acquisition discount under a constant yield method (based on daily compounding).

Purchase, Sale and Retirement of the debt securities. A holder’s tax basis in a debt security will generally be the cost of the debt security as adjusted for any accrued and unpaid original issue discount, amounts elected to be included in income and premium. A holder generally will recognize capital gain or loss on the sale, retirement or other taxable disposition of a debt security equal to the difference between the amount realized on the sale, retirement or other taxable disposition and the holder’s adjusted tax basis in the debt security. A holder will recognize capital gain or loss at the time of such sale, retirement or other taxable disposition, except that proceeds attributable to accrued but unpaid interest, accrued market discount, and amounts elected to be included in income will be recognized as ordinary interest income to the extent that the holder has not previously included the accrued interest in income. Capital gain of a noncorporate United States holder is currently taxed at reduced rates where the holder has a holding period greater than one year. The deductibility of capital losses is subject to limitations.

Additional Tax on Investment Income

On March 30, 2010, President Obama signed into law the Health Care and Education Reconciliation Act of 2010. This legislation will require certain individuals, estates and trusts to pay a 3.8% Medicare surtax on “net investment income” (in the case of individuals) or “undistributed net investment income” (in the case of estates and trusts) including, among other things, interest and proceeds of sale in respect of securities like the debt securities, subject to certain exceptions. This surtax will apply for taxable years beginning after December 31, 2012. Prospective purchasers of the debt securities should consult with their own tax advisors regarding the effect, if any, of the legislation on their ownership and disposition of the debt securities.

United States Alien Holders

This subsection describes the tax consequences to a United States alien holder. A holder is a United States alien holder if that holder is the beneficial owner of a debt security and is, for United States federal income tax purposes, an individual, corporation, estate or trust that is not a United States holder.

This subsection does not apply to a United States holder.

Subject to the discussion below under Foreign Account Compliance,”Under United States federal income tax law, and subject to the discussion of backup withholding below, if a holder is a United States alien holder of a debt security, we and other United States paying agents (collectively referred to as “U.S. Payors”) generally will not be required to deduct a 30% United States withholding tax from payments on the debt securities to the holder if, in the case of payments of interest:

(a) the holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock that are entitled to vote;

(b) the holder is not a controlled foreign corporation that is related to us through stock ownership; and

(c) the U.S. Payor does not have actual knowledge or reason to know that the holder is a United States person and:

(i) the holder has furnished to the U.S. Payor an Internal Revenue Service Form W-8BEN or an acceptable substitute form upon which the holder certifies, under penalties of perjury, that the holder is (or, in the case of a United States alien holder that is an estate or trust, such forms certifying that each beneficiary of the estate or trust is) a non-United States person;

(ii) the U.S. Payor has received a withholding certificate (furnished on an appropriate Internal Revenue Service Form W-8 or an acceptable substitute form) from a person claiming to be:

(A) a withholding foreign partnership (generally a foreign partnership that has entered into an agreement with the Internal Revenue Service to assume primary withholding responsibility with respect to distributions and guaranteed payments it makes to its partners);

(B) a qualified intermediary (generally a non-United States financial institution or clearing organization or a non-United States branch or office of a United States financial institution or clearing organization that is a party to a withholding agreement with the Internal Revenue Service); or

(C) a U.S. branch of a non-United States bank or of a non-United States insurance company, that has agreed to be treated as a United States person for withholding purposes,

and the withholding foreign partnership, qualified intermediary or U.S. branch has received documentation upon which it may rely to treat the payment as made to a non-United States person that is, for United States federal income tax purposes, the beneficial owner of the payments on the debt securities in accordance with U.S. Treasury regulations (or, in the case of a withholding foreign partnership or a qualified intermediary, in accordance with its agreement with the Internal Revenue Service),

(iii) the U.S. Payor receives a statement from a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business and holds the debt securities on behalf of the United States alien holder,

(A) certifying to the U.S. Payor under penalties of perjury that an Internal Revenue Service Form W-8BEN or an acceptable substitute form has been received from the holder by it or by a similar financial institution between it and the holder, and

(B) to which is attached a copy of Internal Revenue Service Form W-8BEN or acceptable substitute form, or

(iv) the U.S. Payor otherwise possesses documentation upon which it may rely to treat the payments as made to a non-United States person that is, for United States federal income tax purposes, the beneficial owner of the payments on the debt securities in accordance with U.S. Treasury regulations.

Subject to the discussion below regarding effectively connected interest, a non-United States alien holder that does not meet the conditions set forth above will be subject to United States federal withholding tax at the applicable rate (currently 30%) with respect to payments of interest, unless the United States alien holder is entitled to a reduction in or an exemption from withholding tax on interest under a tax treaty between the United States and the United States alien holder’s country of residence. To claim such a reduction or exemption, a United States alien holder must generally complete an Internal Revenue Service Form W-8BEN and claim this exemption on the form. In some cases, a United States alien holder may instead be permitted to provide documentary evidence of its claim to the intermediary, or a qualified intermediary may already have some or all of the necessary evidence in its files.

Interest Treated as Effectively Connected

Notwithstanding the foregoing discussion and subject to the discussion below regarding backup withholding, interest on a United States alien holder’s debt securities will not be subject to United States federal withholding tax if:

•	the United States alien holder is engaged in the conduct of a trade or business in the United States;

•	interest income on the United States alien holder’s debt securities is effectively connected to the conduct of its trade or business in the United States; and

•

the United States alien holder has certified to the U.S. Payor on an Internal Revenue Service Form W-8ECI that it is exempt from withholding tax because the interest income on its debt securities will be effectively connected with the conduct of its trade or business in the United States.

Interest income on the debt securities that is treated as effectively connected with a United States alien holder’s conduct of a trade or business in the United States (and, if a “permanent establishment” clause in a tax treaty applies, is attributable to a permanent establishment in the United States) will be includable in the income of the United States alien holder for regular United States federal income tax purposes and taxed at the same rates that apply to the United States holders (and, in the case of a United States alien holder that is a corporation for United States federal income tax purposes, may also be subject to branch profits tax at a 30% rate, or such lower rate as is provided under an applicable tax treaty).

Sale or Other Disposition of the Debt Securities

Subject to the discussions of backup withholding and under “Foreign Account Tax Compliance” below, a United States alien holder will generally not be subject to United States federal income tax or withholding tax on gain recognized on the sale, retirement or other taxable disposition of a debt security unless such gain is effectively connected with a United States trade or business of such United States alien holder and, in the case of a qualified resident of a country having an applicable income tax treaty with the United States, such gain is attributable to a U.S. permanent establishment of such United States alien holder. However, an individual United States alien holder who is present in the United States for 183 days or more in the taxable year of the disposition of a debt security and satisfies certain other conditions will be subject to United States federal income tax on any gain recognized (subject to offset by certain United States-source losses) at a 30% rate or such lower rate as is provided under an applicable treaty.

Backup Withholding and Information Reporting

In general, in the case of a noncorporate United States holder, we and other payors are required to report to the Internal Revenue Service all payments of principal, premium, if any, and interest on the debt securities. In addition, we and other payors are required to report to the Internal Revenue Service any payment of proceeds of the sale of the debt securities before maturity within the United States. Additionally, backup withholding at the applicable rate (currently 28%, and commencing January 31, 2013, 31%) will apply to any payments if the holder fails to provide an accurate taxpayer identification number, or the holder is notified by the Internal Revenue Service that the holder has failed to report all interest and dividends required to be shown on the holder’s federal income tax returns. In general, a holder may obtain a refund of any amounts withheld under the U.S. backup withholding rules that exceed the holder’s income tax liability by filing a timely refund claim with the Internal Revenue Service.

In general, in the case of a United States alien holder, payments of principal, premium, if any, and interest made by us and other payors to the holder will not be subject to backup withholding and information reporting, provided that the certification requirements described above under “— United States Alien Holders” are satisfied or the holder otherwise establishes an exemption. However, we and other payors are required to report payments of interest on the debt securities on Internal Revenue Service Form 1042-S even if the payments are not otherwise subject to information reporting requirements. In addition, payment of the proceeds from the sale of debt securities effected at a United States office of a broker will not be subject to backup withholding and information reporting provided that the broker does not have actual knowledge or reason to know that the holder is a United States person and the holder has furnished to the broker:

•	an appropriate Internal Revenue Service Form W-8 or an acceptable substitute form upon which the holder certifies, under penalties of perjury, that the holder is not a United States person; or

•	other documentation upon which it may rely to treat the payment as made to a non-United States person in accordance with U.S. Treasury regulations; or

•	the holder otherwise establishes an exemption.

If a holder fails to establish an exemption and the broker does not possess adequate documentation of the holder’s status as a non-United States person, the payments may be subject to information reporting and backup withholding. However, backup withholding will not apply with respect to payments made to an offshore account maintained by the holder unless the broker has actual knowledge or reason to know that the holder is a United States person.

In general, payment of the proceeds from the sale of debt securities effected at a foreign office of a broker will not be subject to information reporting or backup withholding. However, a sale effected at a foreign office of a broker will be subject to information reporting and backup withholding if:

•	the proceeds are transferred to an account maintained by the holder in the United States;

•	the payment of proceeds or the confirmation of the sale is mailed to the holder at a United States address; or

•	the sale has some other specified connection with the United States as provided in U.S. Treasury regulations,

unless the broker does not have actual knowledge or a reason to know that the holder is a United States person and the documentation requirements described above (relating to a sale of debt securities effected at a United States office of a broker) are met or the holder otherwise establishes an exemption.

In addition, payment of the proceeds from the sale of debt securities effected at a foreign office of a broker will be subject to information reporting if the broker is:

•	a United States person;

•	a controlled foreign corporation for United States tax purposes;

•	a foreign person 50% or more of whose gross income is effectively connected with the conduct of a United States trade or business for a specified three-year period; or

•	a foreign partnership, if at any time during its tax year:

- one or more of its partners are “U.S. persons,” as defined in U.S. Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership, or

- such foreign partnership is engaged in the conduct of a United States trade or business;

unless the broker does not have actual knowledge or a reason to know that the holder is a United States person and the documentation requirements described above (relating to a sale of debt securities effected at a United States office of a broker) are met or the holder otherwise establishes an exemption.

Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge or reason to know that the holder is a United States person. In general, a United States alien holder may obtain a refund of any amounts withheld under the U.S. backup withholding rules that exceed its income tax liability by filing a timely refund claim with the Internal Revenue Service.

Foreign Account Tax Compliance

On March 18, 2010, President Obama signed the “Hiring Incentives to Restore Employment (HIRE) Act”, or the HIRE Act, which includes a revised version of a bill known as the “Foreign Account Tax Compliance Act of 2009” or “FATCA.” Under FATCA, foreign financial institutions (which include most hedge funds, private equity funds, mutual funds, securitization vehicles and any other investment vehicles regardless of their size) must comply with new information reporting rules with respect to their U.S. account holders and investors or confront a new withholding tax on U.S. source payments made to them. More specifically, a foreign financial institution or other foreign entity that does not comply with the FATCA reporting requirements will generally be subject to a new 30% withholding tax with respect to any “withholdable payments” made after December 31, 2012. For this purpose, withholdable payments are U.S.-source payments otherwise subject to nonresident withholding tax and also include the entire gross proceeds from the sale of any equity or debt instruments of U.S. issuers. The new FATCA withholding tax will apply even if the payment would otherwise not be subject to U.S. nonresident withholding tax (e.g., because it is capital gain treated as foreign source income under the Code). 2011 IRS guidance provides that regulations implementing this legislation will defer this withholding obligation until January 1, 2014 for payments of interest and dividends until January 1, 2015 for gross proceeds from dispositions of stock and debt. Treasury is authorized to provide rules for implementing the FATCA withholding regime and coordinating the FATCA withholding regime with the existing nonresident withholding tax rules. FATCA withholding will not apply to withholdable payments made directly to foreign governments, international organizations, foreign central banks of issue and individuals, and Treasury is authorized to provide additional exceptions.

FATCA would only apply to debt obligations, like the debt securities, issued or deemed issued after March 18, 2012. However, recently proposed IRS regulations generally would exempt debt obligations issued before January 1, 2013, from the application of FATCA. There can be no assurance as to whether or not these proposed regulations will be adopted in final form, and, if so adopted, what form the proposed regulations would take

United States alien holders are encouraged to consult their own tax advisors regarding the possible implications of this proposed legislation on their investment in the debt securities.

Certain ERISA Considerations

Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), which we refer to as a “plan,” should consider the fiduciary standards of ERISA in the context of the plan’s particular circumstances before authorizing an investment in these securities. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the plan.

In addition, we and certain of our subsidiaries and affiliates, including MS & Co., may be considered a “party in interest” within the meaning of ERISA, or a “disqualified person” within the meaning of the Code, with respect to many plans, as well as many individual retirement accounts and Keogh plans (also “plans”). Prohibited transactions within the meaning of ERISA or the Code would likely arise, for example, if these securities are acquired by or with the assets of a plan with respect to which MS & Co. or any of its affiliates is a service provider or other party in interest, unless the securities are acquired pursuant to an exemption from the “prohibited transaction” rules. A violation of these “prohibited transaction” rules could result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for those persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of these securities. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code may provide an exemption for the purchase and sale of securities and the related lending transactions, provided that neither the issuer of the securities nor any of its affiliates has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of any plan involved in the transaction, and provided further that the plan pays no more, and receives no less, than “adequate consideration” in connection with the transaction (the so-called “service provider” exemption). There can be no assurance that any of these class or statutory exemptions will be available with respect to transactions involving these securities.

Because we may be considered a party in interest with respect to many plans, unless otherwise specified in the applicable prospectus supplement, these securities may not be purchased, held or disposed of by any plan, any entity whose underlying assets include “plan assets” by reason of any plan’s investment in the entity (a “plan asset entity”) or any person investing “plan assets” of any plan, unless such purchase, holding or disposition is eligible for exemptive relief, including relief available under PTCEs 96-23, 95-60, 91-38, 90-1, 84-14 or the service provider exemption or such purchase, holding or disposition is otherwise not prohibited. Unless otherwise specified in the applicable prospectus supplement, any purchaser, including any fiduciary purchasing on behalf of a plan, transferee or holder of these securities will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding of these securities that either (a) it is not a plan or a plan asset entity, is not purchasing such securities on behalf of or with “plan assets” of any plan, or with any assets of a governmental, non-U.S. or church plan that is subject to any federal, state, local or non-U.S. law that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code (“Similar Law”) or (b) its purchase, holding and disposition are eligible for exemptive relief or such purchase, holding and disposition are not prohibited by ERISA or Section 4975 of the Code or any Similar Law.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing these securities on behalf of or with “plan assets” of any plan consult with their counsel regarding the availability of exemptive relief.

Each purchaser and holder of these securities has exclusive responsibility for ensuring that its purchase, holding and disposition of the securities do not violate the prohibited transaction rules of ERISA or the Code or any Similar Law. The sale of any of these securities to any plan or plan subject to Similar Law is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan, or that such an investment is appropriate for plans generally or any particular plan.

Legal Matters

Morgan, Lewis & Bockius LLP, New York, New York has rendered an opinion to us regarding the validity of the securities to be offered by the prospectus. Any underwriters will also be advised about the validity of the securities and other legal matters by their own counsel, which will be named in the prospectus supplement.

Experts

The consolidated financial statements of Jefferies Group, Inc. as of November 30, 2011 and 2010 and for the twelve month period ended November 30, 2011 and the eleven month period ended November 30, 2010, incorporated in this Prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended November 30, 2011, and the effectiveness of the Company’s internal control over financial reporting as of November 30, 2011, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements are included in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

The consolidated financial statements of Jefferies Group, Inc. for the year ended December 31, 2009, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. We have agreed to indemnify KPMG LLP with respect to legal costs and expenses they may incur as a result of their successful defense of any legal action or proceeding that may arise as a result of their consent to include their report in our Annual Report on Form 10-K for the year ended November 30, 2011.

PART II

Information Not Required in Prospectus

Item 14.	Other Expenses of Issuance and Distribution

The following is a statement of the expenses (all of which are estimated) to be incurred by Jefferies Group, Inc. in connection with a distribution of the securities registered under this registration statement:

Amount to be paid
SEC registration fee	$	*
Rating agency fees		**
Legal fees and expenses		**
Accounting fees and expenses		**
Printing fees		**
Trustee’s fees and expenses		**
Miscellaneous		**

Total	$	**

*	Deferred in reliance upon Rule 456(b) and 457(r).

**	Estimated expenses are not presently known because an indeterminate amount of securities is covered by this registration statement.

Item 15.	Indemnification of Directors and Officers

The Amended and Restated Certificate of Incorporation (the “Charter”) of Jefferies Group, Inc. (“Jefferies”) and Jefferies’ By-Laws, as amended to date, (the “By-Laws”) require Jefferies to indemnify its directors and officers to the fullest extent permitted by Delaware law. The Charter and By-Laws also provide that Jefferies may, by action of the Board of Directors, provide indemnification to any employee or agent of Jefferies to the same extent as the foregoing indemnification of directors and officers of Jefferies.

The right to indemnification under the Charter and By-Laws includes the right to be paid the expenses and costs incurred in defending a civil, criminal, administrative, regulatory or investigative action, suit or proceeding in advance of the final disposition of such action, suit or proceeding (subject, in the case of employees and agents, to authorization by the Board of Directors) upon receipt of an undertaking in writing by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by Jefferies as authorized in the Charter or By-Laws.

In addition, the officers and directors of Jefferies are insured under officers’ and directors’ liability insurance policies purchased by Jefferies, as permitted by the By-Laws. Under the By-Laws, Jefferies has the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of Jefferies, or of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any capacity whether or not Jefferies has the power to indemnify such person against such liability under the provisions of the By-Laws or applicable law.

Any underwriting agreement or agency agreement with respect to an offering of securities registered hereunder will provide for indemnification of Jefferies and its officers and directors and the Trustees who signed this registration statement by the underwriters or agents, as the case may be, against certain liabilities including liabilities under the Act.

Item 16.	Exhibits

The Exhibit Index beginning on page II-5 is hereby incorporated by reference.

Item 17.	Undertakings

The undersigned Registrant hereby undertakes:

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

That, for the purpose of determining liability under the Act to any purchaser:

(A) Each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

That, for the purpose of determining liability of a Registrant under the Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of an undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned Registrant or used or referred to by an undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about an undersigned Registrant or its securities provided by or on behalf of an undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by an undersigned Registrant to the purchaser.

That, for purposes of determining any liability under the Act, each filing of Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of a Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Jefferies Group, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York on May 22, 2012

JEFFERIES GROUP, INC.

/s/ Peregrine C. Broadbent

Peregrine C. Broadbent

Executive Vice President and

Chief Financial Officer

Each person whose signature appears below hereby constitutes and appoints Peregrine C. Broadbent his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this registration statement, whether pre-effective or post-effective, and to file the same with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with respect to this registration statement or any amendments or supplements hereto in the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated.

Signature	Title	Date

/s/ Richard B. Handler Richard B. Handler	Chairman of the Board of Directors, Chief Executive Officer (principal executive officer)	May 15, 2012

/s/ Peregrine C. Broadbent Peregrine C. Broadbent	Executive Vice President and Chief Financial Officer (principal financial and accounting officer)	May 22, 2012

/s/ Brian P. Friedman Brian P. Friedman	Director	May 22, 2012

/s/ W. Patrick Campbell W. Patrick Campbell	Director	May 20, 2012

/s/ Ian M. Cumming Ian M. Cumming	Director	May 15, 2012

/s/ Richard G. Dooley Richard G. Dooley	Director	May 15, 2012

/s/ Robert E. Joyal Robert E. Joyal	Director	May 15, 2012

/s/ Michael T. O’Kane Michael T. O’Kane	Director	May 16, 2012

/s/ Joseph S. Steinberg Joseph S. Steinberg	Director	May 14, 2012

INDEX TO EXHIBITS

Exhibit No.	Description

1.1+	Form of underwriting agreement (to be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference).

4.1*	Indenture (Senior Securities), dated as of March 12, 2002, by and between Jefferies Group, Inc. and The Bank of New York Mellon, as Trustee is incorporated by reference to Exhibit 4.3 to Jefferies Group, Inc.’s Annual Report on Form 10-K filed on March 28, 2003.

4.2*	First Supplemental Indenture, dated as of July 15, 2003, to Indenture dated as of March 12, 2002 by and between Jefferies Group, Inc. and The Bank of New York Mellon is incorporated by reference to Exhibit 4.2 to Jefferies Group, Inc.’s Registration Statement on Form S-3 (No. 333-107032).

4.3*	Form of Indenture (Subordinated Securities), between Jefferies Group, Inc. and The Bank of New York Mellon, as Trustee, with respect to the subordinated debt securities of Jefferies Group, Inc. is incorporated by reference to Exhibit 4.2 to Jefferies Group, Inc.’s Registration Statement on Form S-3 (No. 333-76310).

4.4	Indenture (Convertible Securities), dated as of October 26, 2009, by and between Jefferies Group, Inc. and The Bank of New York Mellon, as Trustee.

4.5*	First Supplemental Indenture, dated as of October 26, 2009, to Indenture (Convertible Securities), dated as of October 26, 2009, by and between Jefferies Group, Inc. and The Bank of New York Mellon, as Trustee, is incorporated by reference to Exhibit 4.1 to Jefferies Group, Inc.’s Current Report on Form 8-K filed on October 27, 2009 (File No. 001-14947).

4.6*	Form of deposit agreement is incorporated by reference to Exhibit 4.3 to Jefferies Group, Inc.’s Registration Statement on Form S-3 (No. 333-76310).

4.7+	Form of warrant agreement (to be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference).

4.8+	Form of certificate of designations (to be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference).

4.9*	Form of senior debt security of Jefferies Group, Inc. is incorporated by reference to Exhibit 4.1 to Jefferies Group, Inc.’s Registration Statement on Form S-3 (No. 333-76310).

4.10*	Form of subordinated debt security of Jefferies Group, Inc. is incorporated by reference to Exhibit 4.2 to Jefferies Group, Inc.’s Registration Statement on Form S-3 (No. 333-76310).

4.11*	Form of convertible debt security of Jefferies Group, Inc. is incorporated by reference to Exhibit 4.1 to Jefferies Group, Inc.’s Current Report on Form 8-K filed on October 27, 2009 (File No. 001-14947).

4.12*	Form of depositary receipt is incorporated by reference to Exhibit 4.3 to Jefferies Group, Inc.’s Registration Statement on Form S-3 (No. 333-76310).

4.13+	Form of warrant (to be included in Exhibit 4.7).

4.14+	Form of preferred security (to be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference).

4.15+	Form of Purchase Contract (to be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference).

4.16+	Form of Unit Agreement (to be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference).

5.1	Opinion of Morgan, Lewis & Bockius LLP.

12.1	Statement re: computation of ratios of earnings to fixed charges and ratios of earnings to combined fixed charges and preference dividends.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of KPMG LLP.

23.3	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page).

25.1	Form T-1 statement of eligibility and qualification under the Trust Indenture Act of 1939 (a Form T-1) of The Bank of New York Mellon with respect to the Indenture (Senior Securities), dated as of March 20, 2002, between Jefferies Group, Inc. and The Bank of New York Mellon.

25.2	Form T-1 of The Bank of New York Mellon with respect to the Form of Indenture (Subordinated Securities), between Jefferies Group, Inc. and The Bank of New York Mellon, to be entered into at a later date.

25.3	Form T-1 of The Bank of New York Mellon with respect to the Indenture (Convertible Securities), dated as of October 26, 2009, between Jefferies Group, Inc. and The Bank of New York Mellon.

*	Previously filed.

+	To be filed.